                                  ATTACHMENT A

                                     FORM OF

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                January 31, 1997

                               PREMIER PARKS INC.,

                       THE SUBSIDIARY GUARANTORS THEREOF,

                            THE LENDERS PARTY HERETO

                                       AND

                              THE BANK OF NEW YORK,
                             as Administrative Agent
                               and Issuing Lender

                                      WITH

                            BNY CAPITAL MARKETS, INC.

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                                  as Arrangers,

                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent,

                                FLEET BANK, N.A.,
                             as Documentation Agent

                                       AND

                                 BANQUE PARIBAS,
                                   as Co-Agent

                                  $115,000,000

================================================================================

                                TABLE OF CONTENTS

Section 1. Definitions and Accounting Matters ..............................   1

   1.01. Certain Defined Terms .............................................   1
   1.02. Accounting Terms and Determinations ...............................  20
   1.03. Classes and Types of Loans ........................................  21

Section 2. Commitments, Loans, Notes and Prepayments .......................  21

   2.01. Loans .............................................................  21
   2.02. Borrowings ........................................................  22
   2.03. Letters of Credit .................................................  23
   2.04. Changes of Commitments ............................................  27
   2.05. Commitment Fee ....................................................  28
   2.06. Lending Offices ...................................................  28
   2.07. Several Obligations; Remedies Independent .........................  28
   2.08. Notes .............................................................  28
   2.09. Optional Prepayments and Conversions or
         Continuations of Loans ............................................  29
   2.10. Mandatory Prepayments and Reductions of
         Commitments .......................................................  29

Section 3. Payments of Principal and Interest ..............................  32

   3.01. Repayment of Loans ................................................  32
   3.02. Interest ..........................................................  32

Section 4. Payments; Pro Rata Treatment; Computations, Etc .................  33

   4.01. Payments ..........................................................  33
   4.02. Pro Rata Treatment ................................................  34
   4.03. Computations ......................................................  34
   4.04. Minimum Amounts ...................................................  34
   4.05. Certain Notices ...................................................  35
   4.06. Non-Receipt of Funds by the Administrative Agent ..................  35
   4.07. Sharing of Payments, Etc ..........................................  36

Section 5. Yield Protection, Etc ...........................................  37

   5.01. Additional Costs ..................................................  37
   5.02. Limitation on Types of Loans ......................................  39
   5.03. Illegality ........................................................  40
   5.04. Treatment of Affected Loans .......................................  40
   5.05. Compensation ......................................................  40
   5.06. Additional Costs in Respect of Letters of Credit ..................  41
   5.07. U.S. Taxes ........................................................  42
   5.08. Replacement of Lenders ............................................  43

Section 6. Guarantee .......................................................  43

   6.01. The Guarantee .....................................................  43
   6.02. Obligations Unconditional .........................................  44
   6.03. Reinstatement .....................................................  45
   6.04. Subrogation .......................................................  45
   6.05. Remedies ..........................................................  45
   6.06. Instrument for the Payment of Money ...............................  45
   6.07. Continuing Guarantee ..............................................  46
   6.08. Rights of Contribution ............................................  46
   6.09. General Limitation on Guarantee Obligations .......................  46

Section 7. Conditions ......................................................  47

   7.01. [Intentionally Omitted.] ..........................................  47
   7.02. [Intentionally Omitted.] ..........................................  47
   7.03. All Extensions of Credit ..........................................  47

Section 8. Representations and Warranties ..................................  48

   8.01. Organization; Powers ..............................................  48
   8.02. Financial Condition ...............................................  48
   8.03. Litigation ........................................................  49
   8.04. No Breach .........................................................  49
   8.05. Action ............................................................  49
   8.06. Approvals .........................................................  50
   8.07. Properties and Permits, Etc .......................................  50
   8.08. Environmental Matters .............................................  51
   8.09. Compliance with Laws and Agreements ...............................  53
   8.10. Investment Company Act ............................................  53
   8.11. Public Utility Holding Company Act ................................  53
   8.12. Taxes .............................................................  53
   8.13. ERISA .............................................................  53
   8.14. True and Complete Disclosure ......................................  54
   8.15. Use of Credit .....................................................  54
   8.16. Material Agreements and Liens .....................................  54
   8.17. Capitalization ....................................................  55
   8.18. Subsidiaries and Investments ......................................  55
   8.19. Parks; Real Property ..............................................  56
   8.20. Insurance .........................................................  56
   8.21. Certain Agreements, Etc ...........................................  56

Section 9. Covenants of the Borrower .......................................  56

   9.01. Financial Statements and Other Information ........................  56
   9.02. Notices of Material Events ........................................  58
   9.03. Existence, Etc ....................................................  59
   9.04. Insurance .........................................................  60
   9.05. Prohibition of Fundamental Changes ................................  62
   9.06. Liens .............................................................  64
   9.07. Indebtedness ......................................................  65
   9.08. Investments .......................................................  66

   9.09. Restricted Payments ...............................................  67
   9.10. Certain Financial Covenants .......................................  67
   9.11. Subordinated Indebtedness .........................................  69
   9.12. Lines of Business .................................................  69
   9.13. Transactions with Affiliates ......................................  69
   9.14. Use of Proceeds, Etc ..............................................  70
   9.15. Certain Further Assurances ........................................  70
   9.16. Modifications of Certain Documents ................................  72
   9.17. Prepayment of Certain Indebtedness ................................  72

Section 10. Events of Default ..............................................  72

Section 11. The Administrative Agent and Arrangers .........................  76

  11.01. Appointment, Powers and Immunities ................................  76
  11.02. Reliance by Administrative Agent ..................................  77
  11.03. Defaults ..........................................................  77
  11.04. Rights as a Lender ................................................  78
  11.05. Indemnification ...................................................  78
  11.06. Non-Reliance on Administrative Agent, the
         Arrangers and Other Lenders .......................................  78
  11.07. Failure to Act ....................................................  79
  11.08. Resignation or Removal of Administrative Agent ....................  79
  11.09. Consents under Other Loan Documents ...............................  80
  11.10. Arrangers .........................................................  80

Section 12. Other Provisions ...............................................  80

  12.01. Notices ...........................................................  80
  12.02. Waiver ............................................................  80
  12.03. Amendments, Etc ...................................................  81
  12.04. Expenses, Etc .....................................................  81
  12.05. Successors and Assigns ............................................  83
  12.06. Assignments and Participations ....................................  83
  12.07. Survival ..........................................................  84
  12.08. Counterparts ......................................................  85
  12.09. Governing Law; Submission to Jurisdiction .........................  85
  12.10. WAIVER OF JURY TRIAL ..............................................  85
  12.11. Captions ..........................................................  85
  12.12. Confidentiality ...................................................  85

EXHIBITS

Exhibit A    -  Form of Note
Exhibit B    -  Form of Amended and Restated Revolving Credit Security Agreement
Exhibit C    -  Form of Guarantee Assumption Agreement
Exhibit D    -  Form of Opinion of Special New York Counsel to the Obligors
Exhibit F    -  Form of Opinion of Special New York Counsel to the
                Administrative Agent
Exhibit G    -  Form of Confidentiality Agreement

SCHEDULES

Schedule I   -  Material Agreements and Liens
Schedule II  -  Environmental Matters
Schedule III -  Subsidiaries and Investments
Schedule IV  -  Existing Parks and Real Property
Schedule V   -  Certain Litigation
Schedule VI  -  Insurance
Schedule VII -  Certain EBITDA Adjustments

      AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 31, 1997, by and among: PREMIER PARKS INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 9.15(a) (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 12.06(b) (individually, a "Lender" and, collectively, the "Lenders"); THE BANK OF NEW YORK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent") and as issuing lender (in such capacity, the "Issuing Lender"); with BNY CAPITAL MARKETS, INC. and LEHMAN COMMERCIAL PAPER INC., as arrangers (each, in such capacity, an "Arranger" and collectively, the "Arrangers"), LEHMAN COMMERCIAL PAPER INC., as Syndication Agent (in such capacity, the "Syndication Agent"), FLEET BANK, N.A., as Documentation Agent (in such capacity, the "Documentation Agent") and BANQUE PARIBAS, as Co-Agent (in such capacity the "Co-Agent").

            I. This Agreement amends and restates in its entirety the Credit Agreement, dated as of October 30, 1996, by and among the parties hereto, as amended by Amendment No. 1 thereto, dated as of October 30, 1996 (the "Existing Credit Agreement").

            II. Reference is made to the Recitals set forth in the Agreement to Amend and Restate, dated as of January 31, 1997, among the parties hereto (the "Agreement to Amend").

            Section 1.  Definitions and Accounting Matters.

      1.01.  Certain Defined Terms.

            As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa and all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement):

      "Acquisitions" means, collectively, the Initial Acquisitions and the Subsequent Acquisitions.

      "Additional Costs" has the meaning set forth in Section 5.01.

      "Advance Date" has the meaning set forth in Section 4.07.

      "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Borrower shall be Affiliates.

      "Agreement to Amend" has the meaning set forth in the Recitals hereto.

      "Allocation Agreement" means the Allocation Agreement dated January 15, 1993 (by convention of the parties thereto, but undated in the executed copy of said Agreement) by and among Trillium Corporation, the Borrower (as successor by assignment to Elitch Gardens Company) and Public Service Company of Colorado, as the same has been heretofore modified and supplemented and as the same shall, subject to Section 9.16, be further modified and supplemented and in effect from time to time.

      "Amendment Effective Date" has the meaning set forth in the Agreement to Amend.

      "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

      "Applicable Rate" means for any day, with respect to any Base Rate Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Base Rate Loans", "Eurodollar Loans" or "Commitment Fee", as the case may be, based upon the Leverage Ratio as at the last day of the fiscal quarter most recently ended as to which the Borrower has delivered financial statements pursuant to Section 9.01, provided that, until financial statements for the fiscal quarter ending June 30, 1997 shall have been delivered pursuant to said
Section 9.01, the Applicable Rate shall be that set forth below when the Leverage Ratio is equal to 4.00 to 1:


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--------------------------------------------------------------------------------
                            Base Rate        Eurodollar
Leverage Ratio                Loans             Loans      Commitment Fee
--------------              ---------        ----------    --------------
Greater than or               0.750%            2.250%         0.500%
equal to
4.50 to 1

Greater than or
equal to
4.00 to 1 and                 0.500%            2.000%         0.500%
less than
4.50 to 1

Greater than or
equal to
3.50 to 1 and                 0.250%            1.750%         0.375%
less than
4.00 to 1

Greater than or
equal to
3.00 to 1 and                 0.000%            1.250%         0.375%
less than
3.50 to 1

Less than
3.00 to 1                     0.000%            1.000%         0.250%
--------------------------------------------------------------------------------

Each change in the "Applicable Rate" based upon any change in the Leverage Ratio, shall become effective for purposes of the accrual of interest and commitment fees hereunder on the date three Business Days after the delivery to the Administrative Agent and each Lender of the financial statements of the Borrower and its Subsidiaries for the most recently ended fiscal quarter pursuant to Section 9.01, and shall remain effective for such purpose until three Business Days after the next delivery of such financial statements to the Administrative Agent and each Lender hereunder, provided that, notwithstanding the foregoing, the Applicable Rate shall be the highest rates provided for in the above schedule for any period during which either (i) an Event of Default shall have occurred and be continuing or (ii) the Borrower shall be in default of its obligation to deliver financial statements for any fiscal quarter by the times specified in Section 9.01 (but upon the cure or waiver of any such Event of Default or default, this proviso shall no longer be applicable until another such Event of Default or default shall occur).

      "Bankruptcy Code" means the Federal Bankruptcy Code of 1978, as amended from time to time.

      "Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2% and (b) the Prime
Rate for such day.  Each
change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

      "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

      "Basic Documents" means, collectively, the Loan Documents, the Acquisition Agreements, the Allocation Agreement and the Leases.

      "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

      "BNY" means The Bank of New York.

      "Business Day" means any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "California Leases" means, (a) the Agreement entered into October 14, 1992 between the California Exposition and State Fair, a State of California entity, and FRE, Inc., as amended by Second Amendment to Agreement dated July 19, 1996 and (b) the Ground Lease dated as of September 28, 1994 between The City of Concord, a public body, corporate and politic, and Concord Entertainment Company, in each case as such Agreement or Ground Lease has heretofore been and shall, subject to Section 9.16, be further modified and supplemented and in effect from time to time.

      "Capital Expenditures" means, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

      "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

      "Class" has the meaning assigned to such term in Section 1.03.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral Account" has the meaning assigned to such term in the Revolving Credit Security Agreement.

      "Commitment Percentage" means, with respect to any Lender, the ratio of
(a) the aggregate amount of the Commitments of such Lender to (b) the aggregate amount of the Commitments of all of the Lenders.

      "Commitments" means, collectively, the Facility A Commitments and the Facility B Commitments.

      "Commitment Termination Date" December 31, 2001 or such earlier date upon which the Commitments shall be terminated in accordance with the provisions hereof.

      "Concord Acquisition" means the acquisition by the Borrower (which may be effected indirectly through the acquisition by the Borrower of a Subsidiary formed to hold the assets to be acquired, followed by the immediate liquidation of such Subsidiary) from Concord Entertainment Company, of the Waterworld USA Amusement Park (and related assets) in Concord, California, pursuant to the Concord Acquisition Agreement.

      "Concord Acquisition Agreement" means the Asset Purchase Agreement dated as October 10, 1996, by and among Premier Parks Acquisition Corp., the Borrower, Concord Entertainment Company, FRE, Inc. (Family Recreational Enterprises, Inc.), R&B Entertainment, LLC, and certain shareholders and members of FRE, Inc. and R&B Entertainment, LLC, as said Asset Purchase Agreement shall, subject to
Section 9.16, be modified and supplemented and in effect from time to time.

      "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.09 of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

      "Convert", "Conversion" and "Converted" refer to a conversion pursuant to
Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

      "Debt Issuance" means any issuance or sale by the Borrower or any of its Subsidiaries after the Amendment Effective Date of any debt securities, excluding, however, any Indebtedness incurred pursuant to Section 9.07(d) or 9.07(e).

      "Debt Service" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) the amount, if any, by which the aggregate principal amount of Loans outstanding hereunder at the beginning of such period shall exceed the aggregate amount of the Commitments scheduled to be in effect at the end of such period after giving effect to any reductions of such Commitments scheduled to occur during such period pursuant to Section 2.04(a), plus (b) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any other Indebtedness and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments made pursuant to Section 2.10 during such period plus (b) all Interest Expense for such period.

      "Debt Service Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Debt Service for such period.

      "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

      "Disposition" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person, excluding (a) any sale, assignment, transfer or other disposition of any inventory or other Property sold or disposed of in the ordinary course of business and (b) during any fiscal year, the first $1,000,000 of sales of used equipment or other Property not used in the business of the Borrower and its Subsidiaries.

      "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by the Borrower or any of its Subsidiaries in connection with such Disposition.

      "Dollars" and "$" means lawful money of the United States of America.

      "EBITDA" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following, in each case determined before interest income or expense and extraordinary or unusual items (and excluding all barter and trade transactions): (a) operating income (or loss) for such period, plus
(b) depreciation, amortization and other non-cash charges (to the extent deducted in determining operating income) for such period.

      Notwithstanding the foregoing, (i) if during any period for which EBITDA is being determined the Borrower shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period and (ii) when determining EBITDA for any period on a pro forma basis as provided in the preceding clause (i) ending after the consummation of any Acquisition, there shall be added (or subtracted) the respective amounts for such Acquisition (and any other Acquisitions consummated prior to the last day of such period) set forth (x) in the case of any Initial Acquisition, in Schedule VII opposite the last day of such period and (y) in the case of any Subsequent Acquisition, in a supplement to Schedule VII agreed to at the time of such Subsequent Acquisition pursuant to Section 9.05(d)(iii)(G).

      "Elitch Gardens Acquisition" means the acquisition by the Borrower from Elitch Gardens Company of the Elitch Gardens Amusement Park (and related assets) in Denver, Colorado, pursuant to the Elitch Gardens Acquisition Agreement.

      "Elitch Gardens Acquisition Agreement" means the Asset Purchase Agreement dated as September 23, 1996, by and among Premier Parks Acquisition Corp., the Borrower, Elitch Gardens Company, Chilcott Entertainment Corp. and Hensel Phelps Construction Co., as said Asset Purchase Agreement has been amended.

      "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, as a result of any of the foregoing.

      "Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

      "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

      "ERISA Event" means any of the following events or conditions:

            (a) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
      Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under
      Section 412(d) of the Code for any Plan;

            (b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

            (c) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

            (d) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under
      Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
      Section 4041A of ERISA;

            (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
      Section 515 of ERISA, which proceeding is not dismissed within 30 days; or

            (f) the adoption of an amendment to any Plan that, pursuant to
      Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of such Sections.

      "Eurodollar Base Rate" means, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported on the date two Business Days prior to the first day of such Interest Period on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if said Page shall cease to be publicly available or if the information contained on said Page, in the sole judgment of the Administrative Agent, shall cease to accurately reflect such London Interbank offered Rate, the Eurodollar Base Rate means the rate reported by any publicly available source of similar market data selected by the Administrative Agent that, in the sole judgment of the Administrative Agent, accurately reflects such London Interbank Offered Rate).

      "Eurodollar Loans" means Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

      "Eurodollar Rate" means, for any Interest Period for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Interest Period.

      "Event of Default" has the meaning assigned to such term in Section 10.

      "Excess Cash Flow" means, for any period, the excess of (a) EBITDA for such period over (b) the sum of (i) the aggregate amount of Debt Service for such period plus (ii) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of the issuance of equity capital by the Borrower after the date hereof) plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income taxes for such fiscal year.

      "Existing Credit Agreement" has the meaning set forth in the Recitals hereto.

      "Existing Parks" means those amusement and attraction parks listed in Part A of Schedule IV.

      "Facility A Commitment" means, as to each Lender, the obligation of such Lender to make Facility A Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set forth opposite the name on such Lender on the signature pages hereof under the caption "Facility A Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 12.06(b), as specified in the respective instrument of assignment pursuant to which such assignment is effected (in each case as the same may be reduced or increased pursuant to an assignment permitted under Section 12.06(b), or reduced from time to time pursuant to Section 2.04 or 2.10). The original aggregate principal amount of the Facility A Commitments is $30,000,000.

      "Facility A Loans" means the loans provided for by Section 2.01(a), which may be Base Rate Loans and/or Eurodollar Loans.

      "Facility B Commitment" means, for each Lender, the obligation of such Lender to make Facility B Loans in an amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Facility B Commitment" or, in the case of any Person that becomes a Lender pursuant to an assignment permitted under Section 12.06(b), as specified in the respective instrument of assignment pursuant to which such assignment is effected (in each case as the same may be reduced or increased pursuant to an assignment permitted under Section 12.06(b), or reduced from time to time pursuant to Section 2.04 or 2.10). The original aggregate principal amount of the Facility B Commitments is $85,000,000.

      "Facility B Commitment Reduction Date" has the meaning set forth in
Section 2.04.

      "Facility B Loans" means the loans provided for by Section 2.01(b), which may be Base Rate Loans and/or Eurodollar Loans.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to BNY on such Business Day on such transactions as determined by the Administrative Agent.

      "Fixed Charges Coverage Ratio" means, as at any date, the ratio of (a) the sum of (i) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date plus (ii) the amount (if any) by which the aggregate amount of cash and Permitted Investments of the Borrower and its Subsidiaries, together with the aggregate unutilized amount of the Facility A Commitments, as at the last day of such period exceeds $30,000,000 to (b) the sum of (i) the aggregate amount of Debt Service for such period plus (ii) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of the issuance of equity capital by the Borrower after the date hereof) plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income taxes for such period.

      "FRE Acquisition" means the acquisition by the Borrower from FRE, Inc. (Family Recreational Enterprises, Inc.) of the Waterworld USA and Paradise Island Amusement Parks (and related assets) in Sacramento, California, pursuant to the FRE Acquisition Agreement.

      "FRE Acquisition Agreement" means the Asset Purchase Agreement dated as October 10, 1996, by and among Premier Parks Acquisition Corp., the Borrower, FRE, Inc. (Family Recreational Enterprises, Inc.) and certain shareholders of FRE, Inc., as said Asset Purchase Agreement has been amended.

      "GAAP" means generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a), are to be used in making the calculations for purposes of determining compliance with this Agreement.

      "Great Escape Acquisition" means the acquisition by the Borrower from Storytown USA, Inc. and Fantasy Rides Corporation of the Great Escape attractions park, and related assets, in Lake George, New York, pursuant to the Great Escape Acquisition Agreement.

      "Great Escape Acquisition Agreement" means the Asset Purchase Agreement dated as August 23, 1996, by Premier Parks Acquisition Corp., the Borrower, Storytown USA, Inc., Fantasy Rides Corporation and Charles R. Wood, as said Asset Purchase Agreement has been amended.

      "Guarantee" means a guarantee, an indorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding indorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs have the correlative meanings.

      "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to Section 9.15(a), is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

      "Hazardous Material" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

      "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity prize hedging arrangement. For purposes hereof, the "credit exposure" at any time of any Person under an Hedging Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Hedging Agreement.

      "Inactive Subsidiary" means any Subsidiary of the Borrower that (a) has aggregate assets with a value not in excess of $5,000 and (b) conducts no business or other operations.

      "Indebtedness" means, for any Person, without duplication,: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Indebtedness is recourse, provided that if such Person's liability for such Indebtedness is contractually limited, only such Person's share thereof shall be so included. Anything herein to the contrary notwithstanding, obligations under Hedging Agreements shall not constitute Indebtedness.

      "Information Memorandum" means the Confidential Information Memorandum prepared by the Borrower in connection with the syndication of the commitments under the Existing Credit Agreement.

      "Initial Acquisitions" means, collectively, the Concord Acquisition, the Elitch Gardens Acquisition, the FRE Acquisition, the Great Escape Acquisition and the Riverside Acquisition.

      "Interest Coverage Ratio" means, as at any rate, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

      "Interest Expense" means, for any period, (A) the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (y) the total interest expense for the Borrower and its Subsidiaries for such period plus, (z) to the extent not included in such total interest expense, and to the extent incurred by the Borrower or its Restricted Subsidiaries during such period, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) preferred stock dividends in respect of all preferred stock of Subsidiaries of the Borrower and so-called "shadow stock" of the Borrower held by Persons other than the Borrower or a Wholly Owned Subsidiary, (viii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Borrower or any Restricted Subsidiary; provided that payment of such amounts by the Borrower or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such guarantee, and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower) in connection with Indebtedness incurred by such plan or trust, less (B) interest income actually received in cash by the Borrower and its Wholly Owned Subsidiaries during such period.

      Notwithstanding the foregoing, if during any period for which Interest Expense is being determined the Borrower shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), Interest Expense shall be determined on a pro forma basis as if such Acquisition or Disposition (and any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such Acquisition or repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period and as if the interest rate applicable to any incremental Indebtedness of the Borrower and its Subsidiaries is equal to the interest rate applicable to Indebtedness of the Borrower and its Subsidiaries in fact outstanding during such period.

      "Interest Period" means, for any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the provisions of Section 2.01(d)) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter (or such shorter periods as, prior to the date referred to in Section 2.01(d), shall be agreed to by each Lender), as the Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall (unless each of the Lenders shall otherwise agree) end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

            (i) no Interest Period for any Facility B Loan may commence before and end after any Facility B Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of the Facility B Loans having Interest Periods that end after such Facility B Commitment Reduction Date shall be equal to or less than the aggregate principal amount of the Facility B Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Facility B Commitment Reduction Date;

            (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

            (iii) notwithstanding clauses (i) and (ii) above, no Interest Period shall (except as otherwise provided in the first sentence of this definition) have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

      "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such

Property to such Person), but excluding any such advance, loan or extension of credit having a stated term not exceeding 90 days arising in connection with the sale of inventory, supplies or patron services by such Person in the ordinary course of business, and excluding also any deposit made by such Person as an advance payment in respect of a Capital Expenditure (to the extent the making of such Capital Expenditure will not result in a violation of any of the provisions of Section 9.10); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

      "Issuing Lender" means BNY as the issuer of Letters of Credit under
Section 2.03, together with its successors and assigns in such capacity.

      "Lease" means, collectively, the California Leases and the Wyandot
Lease.

      "Letter of Credit" has the meaning assigned to such term in Section
2.03.

      "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

      "Letter of Credit Interest" means, for each Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

      "Letter of Credit Liability" means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Lender of their participation interests under said Section 2.03.

      "Leverage Ratio" means, as at any date, the ratio of (a) Total Debt as at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to such date.

      "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

      "Loan Documents" means, collectively, this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

      "Loans" means, collectively, the Facility A Loans and the Facility B
Loans.

      "Majority Lenders" means, at any time, Lenders having at least 51% of the sum of the aggregate amount of the Commitments at such time (or, if the Commitments shall have terminated, the sum of (i) the aggregate unpaid principal amount of the Loans at such time plus (ii) the aggregate amount of all Letter of Credit Liabilities at such time).

      "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U and X.

      "Material Adverse Effect" means a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Loan Documents, (c) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (d) the timely payment of the principal of or interest on the Loans, Reimbursement Obligations or other amounts payable in connection therewith.

      "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

      "Net Available Proceeds" means:

            (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

            (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness consisting of Capital Lease Obligations in existence on the date hereof and covering the respective Property that is the subject of such Casualty Event, and any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event; and

            (iii) in the case of any Debt Issuance, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Debt Issuance net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.

      "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); provided that

            (a) Net Cash Payments shall be net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Borrower and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition, but only to the extent that on the date of such Disposition the Borrower delivers a certificate of a senior financial officer of the Borrower setting forth a calculation of the amount of such estimated taxes; and

            (b) Net Cash Payments shall be net of any contractually-required repayments of Indebtedness consisting of Capital Lease Obligations in existence on the date hereof and covering the respective Property that is the subject of such Disposition.

      "New Senior Notes" means Indebtedness of the Borrower evidenced by notes issued after the date hereof in accordance with the provisions of Section 9.07(e) that constitute senior Indebtedness of the Borrower (i.e.
do not constitute Subordinated Indebtedness).

      "1995 Senior Notes" means the 12% Senior Notes due 2003 issued by the Borrower pursuant to the 1995 Senior Notes Indenture.

      "1995 Senior Notes Indenture" means the Indenture dated as of August 15, 1995 between the Borrower and The Chase Manhattan Bank (as successor to United States Trust Company of New York), as trustee, as the same has heretofore been modified pursuant to a Supplement No. 1, dated as of November 9, 1995, and Supplement No. 2, dated as of January 21, 1997, as the same shall, subject to
Section 9.16, be further modified and supplemented and in effect from time to time.

      "1997 Senior Notes" means the 9 3/4% Senior Notes due 2007 issued by the Borrower pursuant to the 1997 Senior Notes Indenture.

      "1997 Senior Notes Indenture" means the Indenture dated as of January 15, 1997, between the Borrower and The Bank of New York, as trustee, as the same shall, subject to Section 9.16, be modified and supplemented and in effect from time to time.

      "Notes" means the promissory notes provided for by Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

      "Obligors" has the meaning set forth in the Preamble.

      "Park" means, collectively, the Existing Parks and any other amusement or attraction park acquired by any of the Obligors after the date hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Holders" means Hanseatic Corporation, Robert J. Gellert, Michael E. Gellert, Jack Tyrell and each of their respective Affiliates.

      "Permitted Investments" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) certificates of deposit, time deposits and money market deposit accounts issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than one year from the date of acquisition thereof; (c) securities either rated or issued by corporations that have a rating of, A-1 or better or P-1 by Standard & Poor's Ratings Services, a Division of The McGraw Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than one year from the date of acquisition thereof; and (d) fully collateralized repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with either financial institutions satisfying the criteria described in clause (b) above or primary dealers in U.S. Government securities; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

      "Permitted Reinvestment Transaction" means either (a) a Subsequent Acquisition permitted under Section 9.05(d)(iii) or a Capital Expenditure permitted under Section 9.05(b), or (b) a reimbursement of the Borrower for monies expended by the Borrower within the previous 180 days with respect to any such Acquisition or Capital Expenditure.

      "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

      "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

      "Post-Default Rate" means a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans, provided that, with respect to principal of a Eurodollar Loan that shall become due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) and, thereafter, the rate provided for above in this definition.

      "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of Property, conditional sale obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

(ii) incurred to finance the acquisition by the Borrower or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real Property and fixtures, including additions and improvements, the real Property on which such asset is attached; and provided further, that such Indebtedness is incurred within 180 days after such acquisition, addition or improvement by the Borrower or Restricted Subsidiary of such asset.

      "Prime Rate" means a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

      "Principal Office" means, initially, the office of the Administrative Agent set forth on the signature pages hereof or such other office that the Administrative Agent may specify to the Lenders and the Borrower from time to time.

      "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "Prospectus" means the Borrower's prospectus, dated December 31, 1996, relating to the public offering of the 1997 Senior Notes.

      "Qualified Preferred Stock" means shares of preferred stock issued by the Borrower after the date hereof that does not require the Borrower or any of its Subsidiaries to make mandatory payments of cash dividends unless the Borrower may, at its option, elect to make such payments by issuing additional shares of such preferred stock (or by having the amount of such payments be added to the stated liquidation value, conversion price or optional redemption price of such preferred stock and not be paid in cash).

      "Quarterly Dates" means the last Business Day of January, April, July and October in each year, the first of which shall be the first such day after the date hereof.

      "Regulations A, D, G, T, U and X" means, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "Regulatory Change" means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Reimbursement Obligations" means, at any time, the obligations of the Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

      "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

      "Reserved Commitment Amount" has the meaning assigned to such term in
Section 2.01(b).

      "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for any Interest Period for any Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

      "Restricted Payment" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Borrower and dividends on shares of Qualified Preferred Stock payable in additional shares of Qualified Preferred Stock.

      "Revolving Credit Security Agreement" means the Amended and Restated Revolving Credit Security Agreement substantially in the form of Exhibit B between the Obligors and the Administrative Agent, covering all tangible and intangible personal Property of the Obligors either owned on the original date thereof or acquired after such date as collateral security for the obligations of the Obligors hereunder in respect of the Loans, as said Security Agreement has been and shall be modified and supplemented and in effect from time to time.

      "Riverside Acquisition" means the acquisition by the Borrower of stock under the Riverside Acquisition Agreement.

      "Riverside Acquisition Agreement" means the Stock Purchase Agreement, dated as of December 4, 1996, among the Borrower, Stuart Amusement Company, The Carroll Family Limited Partnership and Edward J. Carroll, Jr.

      "Security Documents" means, collectively, the Revolving Credit Security Agreement and all Uniform Commercial Code financing statements required by any of such instruments to be filed with respect to the security interests in personal Property and fixtures created pursuant thereto.

      "Special Counsel" means Emmet, Marvin & Martin, LLP, special counsel to the Administrative Agent.

      "Subordinated Indebtedness" means Indebtedness of the Borrower incurred in accordance with Section 9.11.

      "Subsequent Acquisition Agreements" means each agreement pursuant to which a Subsequent Acquisition shall be consummated, as the same shall, subject to
Section 9.16, be modified and supplemented and in effect from time to time.

      "Subsequent Acquisition" means any acquisition permitted under Section 9.05(d)(iii).

      "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      "Total Debt" means, as at any date, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries at such date (determined on a consolidated basis without duplication in accordance with GAAP).

      "Type" has the meaning assigned to such term in Section 1.03.

      "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors, qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      "Wyandot Lease" means the Management Agreement and Agreement for Use and occupancy of an Amusement Park, and a Proposed Water Park, and the Occupancy and Use of Real and Personal Property, dated November 10, 1983 between Columbus Zoological Park Association, Funtime, Inc. and Darien Lake Theme Park and Camping Resort, Inc. (as successor to Darien Lake Fun Country, Inc.), as the same shall, subject to Section 9.16, be modified and supplemented and in effect from time to time.

      1.02.  Accounting Terms and Determinations.

            (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in paragraph (b) of this Section 1.02) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01, means the audited financial statements as at December 31, 1995 referred to in Section 8.02). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 (or, prior to the delivery of the first financial statements under Section 9.01, used in the preparation of the audited financial statements as at December 31, 1995 referred to in Section 8.02) unless
(i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 9.01, means the audited financial statements referred to in Section
8.02).

            (b) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01
(i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) of this Section 1.02 and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

            (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

      1.03.  Classes and Types of Loans.

            Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Facility A Loan or a Facility B Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.
Loans may be identified by both Class and Type.

      Section 2.  Commitments, Loans, Notes and Prepayments.

      2.01.  Loans.

            (a) Facility A Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower in Dollars during the period from and including the Amendment Effective Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Facility A Commitment of such Lender as in effect from time to time (such loans being herein called "Facility A Loans"), provided that in no event shall the aggregate outstanding principal amount of all Facility A Loans, together with the aggregate outstanding amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Facility A Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Facility A Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Facility A Loans of one Type into Facility A Loans of another Type (as provided in Section 2.09) or Continue Facility A Loans of one Type as Facility A Loans of the same Type (as provided in Section 2.09).

            (b) Facility B Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower in Dollars during the period from and including the Amendment Effective Date to but not including the Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Facility B Loan Commitment of such Lender (such loans being herein called the "Facility B Loans"), provided that in no event shall the aggregate outstanding principal amount of all Facility B Loans exceed the aggregate amount of the Facility B Commitments as in effect from time to time. Subject to the terms and conditions hereof, during such period the Borrower may borrow, repay and reborrow the amount of the Facility B Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Facility B Loans of one Type into Facility B Loans of another Type (as provided in Section 2.09) or Continue Facility B Loans of one Type as Facility B Loans of the same Type (as provided in Section 2.09).

            Proceeds of Facility B Loans shall be available to provide financing for any transaction permitted under Section 9.14(b) by the Borrower provided that, in the event that, as contemplated by Section 2.10(d), the Borrower shall prepay Facility B Loans from the proceeds of a Disposition, then an amount of Facility B Commitments equal to the amount of such prepayment (herein the "Reserved Commitment Amount") shall be reserved and shall not be available for borrowings hereunder except and to the extent that the proceeds of such borrowings are to be applied to a Permitted Reinvestment Transaction. The Borrower agrees, upon the occasion of any borrowing of Facility B Loans hereunder that is to constitute a utilization of any Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such borrowing, identifying the portion of such borrowing that is to constitute such utilization and the reduced Reserved Commitment Amount to be in effect after giving effect to such borrowing (and the Reserved Commitment Amount shall be automatically reduced at the time of such borrowing by an amount equal to such portion of such borrowing).

            (c) Limit on Eurodollar Loans. No more than ten separate Interest Periods in respect of Eurodollar Loans of a Class from each Lender may be outstanding at any one time.

      2.02.  Borrowings.

            The Borrower shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available its Commitment Percentage of the amount of the Loan or Loans to be made on such date to the Administrative Agent at the Principal Office in Dollars in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower at a bank in New York designated by the Borrower from time to time.

      2.03.  Letters of Credit.

            Subject to the terms and conditions of this Agreement, the Facility A Commitments may be utilized, upon the request of the Borrower in addition to the Facility A Loans provided for by Section 2.01(a), by the issuance by the Issuing Lender of letters of credit (collectively, "Letters of Credit") for account of the Borrower and in support of an obligation of the Borrower or any of its Subsidiaries (as specified by the Borrower), provided that in no event shall (i) the aggregate outstanding amount of all Letter of Credit Liabilities, together with the aggregate outstanding principal amount of the Facility A Loans, exceed the aggregate amount of the Facility A Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $5,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date fifteen months following the issuance of such Letter of Credit, except that an automatic renewal provision in a Letter of Credit extending such Letter of Credit (unless notice by the Issuing Lender is otherwise given) to a date not later than the date fifteen months following the date of such extension (but not in any event to a date later than the Commitment Termination Date), shall be permitted. The following additional provisions shall apply to Letters of Credit:

            (a) The Borrower shall give the Administrative Agent at least five Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit) Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

            (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Facility A Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

            (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Borrower (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Borrower hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

            (d) Forthwith upon its receipt of a notice referred to in paragraph
      (c) of this Section 2.03, the Borrower shall advise the Administrative Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, the Borrower shall submit a notice of such borrowing as provided in Section 4.05.

            (e) Each Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Administrative Agent for account of the Issuing Lender under this paragraph (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (e), the financial condition of the Borrower (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Lender, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Lender withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

            (f) Upon the making of each payment by a Lender to the Issuing Lender pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower hereunder and under such Letter of Credit

      Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Lender from or for account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Lender entitled thereto, such Lender's Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.03.

            (g) The Borrower shall pay to the Administrative Agent for account of each Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount per annum equal to the Applicable Rate in respect of Eurodollar Loans of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day).

            In addition, the Borrower shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

            (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

            (i) The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type (except that in no event shall any Letter of Credit provide support for obligations that would constitute "Indebtedness" under and as defined in the 1995 Senior Notes Indenture, the 1997 Senior Notes Indenture or any New Senior Notes in an amount in excess of the amount thereof permitted by
      Section 4.03(b)(ix) of the 1995 Senior Notes Indenture, the 1997 Senior Notes Indenture and any comparable provision of any indenture or other agreement relating to New Senior Notes) and (ii) the Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

            (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Lender within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

            (k) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

The Borrower hereby indemnifies and holds harmless each Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Borrower, any Lender or the Administrative Agent under this Agreement.

      2.04.  Changes of Commitments.

            (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date. In addition, the aggregate amount of the Facility B Commitments shall (subject to adjustment as provided in paragraph (c) of this Section 2.04) be automatically reduced to the following amounts on the following dates (each, a "Facility B Commitment Reduction Date"):

-------------------------------------------------------------------------
          Date                                Amount
          ----                                ------
          December 31, 1999                   $75,000,000
          December 31, 2000                    45,000,000
          December 31, 2001                         0

-------------------------------------------------------------------------

            (b) The Borrower shall have the right at any time or from time to time (i) to reduce the aggregate unutilized amount of the Facility A Commitments (for which purpose use of the Facility A Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities) to an amount not less than the sum of the aggregate principal balance of the Facility A Loans then outstanding and the aggregate amount of the Letter of Credit Liabilities then outstanding, and (ii) to reduce the aggregate unutilized amount of the Facility B Commitments to an amount not less than the aggregate principal balance of the Facility B Loans then outstanding, provided that (y) the Borrower shall give notice of each such termination or reduction as provided in Section 4.05 and (z) each partial reduction of the Commitments of any Class shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000).

            (c) Each reduction in the aggregate amount of the Facility B Commitments pursuant to Section 2.10 on any date shall result in an automatic and simultaneous reduction (but not below zero) in the aggregate amount of the Facility B Commitments to be outstanding on the Facility B Commitment Reduction Date falling on or nearest to the dates set froth in paragraph (a) of this
Section 2.04.

            (d) The aggregate amount of the Facility A and Facility B Commitments shall be automatically reduced to zero on the Commitment Termination Date.

            (e) The Commitments once terminated or reduced may not be reinstated.

      2.05.  Commitment Fee.

            The Borrower shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unutilized amount of the respective Commitments of such Lender (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata, based on the Facility A Commitments, use of each Lender's Facility A Commitment), for the period from and including the date hereof to but not including the date such Commitment is terminated, at a rate per annum equal to the Applicable Rate. Any Reserved Commitment Amount hereunder shall not be deemed a utilization of any Commitment. Accrued commitment fee shall be payable on each Quarterly Date and on the date the relevant Commitments are terminated.

      2.06.  Lending Offices.

            The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

      2.07.  Several Obligations; Remedies Independent.

            The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

      2.08.  Notes.

            (a) The Facility A Loans made by each Lender shall be evidenced by the Promissory Notes (Revolving Credit Loans) executed and delivered by the Borrower in connection with the Existing Credit Agreement. The Facility B Loans made by each Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A, dated the date hereof, payable to such Lender in a principal amount equal to the lesser of the aggregate amount of its Facility B Commitment as originally in effect and the outstanding principal balance of its Facility B Loans and otherwise duly completed.

            (b) The date, amount, Class, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Notes evidencing the Loans held by it, indorsed by such Lender on the schedule attached to such Notes or any continuation thereof; provided that the failure of such Lender to make any such recordation or indorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Notes in respect of such Loans.

            (c) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to
Section 12.06 (and, if requested by any Lender, the Borrower agrees to so exchange any Note).

      2.09.  Optional Prepayments and Conversions or Continuations of
Loans.

            Subject to Section 4.04, the Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that:

            (a) the Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

            (b) upon any prepayment of Eurodollar Loans other than on the last day of an Interest Period for such Loans, the Borrower shall pay any amounts owing under Section 5.05 as a result of such prepayment; and

            (c) any Conversion into or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(c).

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrower to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into, or Continued as, the case may be, Base Rate Loans.

      2.10.  Mandatory Prepayments and Reductions of Commitments.

      (a) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Borrower commencing with Excess Cash Flow for the fiscal year ending on December 31, 1998, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate-amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Loans made during such fiscal year pursuant to Section 2.09, provided that no such prepayment shall be required to the extent that the Leverage Ratio as at the last day of such fiscal year shall be less than 3.50 to 1. Such prepayment and reduction shall be effected as follows:

            first, to the prepayment of the Facility B Loans, (and, to the extent such prepayment shall exceed the then outstanding aggregate principal amount of the Facility B Loans and shall occur prior to the Commitment Termination Date, the Facility B Loan Commitments shall be concurrently reduced in an amount equal to the amount of such required prepayments in respect of such Loans);

            second, to prepay Facility A Loans and, then, provide cover for Letter of Credit Liabilities, in an aggregate amount equal to such excess (such cover for Letter of Credit Liabilities to be effected in the manner provided in paragraph (g) below).

            (b) Debt Issuance. Upon any Debt Issuance, the Borrower shall prepay the Facility B Loans in an aggregate amount equal to 100% of the Net Available Proceeds of such Debt Issuance.

            (c) Casualty Events. Upon the date 180 days following the receipt by any Obligor of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Borrower or any of its Subsidiaries (or upon such earlier date as the Borrower or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Borrower shall prepay the Facility B Loans, and the Facility B Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property (or to reimburse the Borrower or respective Subsidiary for repairing or replacing such Property).

Notwithstanding the foregoing, the Borrower shall not be required to make any prepayment under this Section 2.10(c) unless the Net Available Proceeds of a Casualty Event shall be greater than or equal to $100,000.

            Nothing in this paragraph (c) shall be deemed to limit any obligation of the Borrower or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event or to obligate the Administrative Agent to release any of such proceeds from such account to the Borrower for purposes of reinvestment as aforesaid upon the occurrence and during the continuance of an Event of Default.

            (d) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Majority Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition (herein, the "Current Disposition"), to deliver to the Administrative Agent a statement certified by a senior financial officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Available Proceeds of the Current Disposition that will (on the date of the Current Disposition) be received in cash and, to the extent that the Net Available Proceeds of the Current Disposition, and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(d), shall exceed $100,000, the Borrower will prepay the Facility B Loans hereunder, and the Facility B Commitments hereunder shall be subject to automatic reduction, as follows:

            (i) within two days of the Current Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Available Proceeds of the Current Disposition, to the extent received in cash on the date of the Current Disposition, together with 100% of the Net Available Proceeds of all such prior

      Dispositions, provided that if the amount of such required prepayment (and reduction of Commitment) shall exceed $1,000,000, then such prepayment shall be made on the date of the Current Disposition; and

            (ii) thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section 9.01(a) of the financial statements for each quarterly fiscal period or (if earlier) the date 60 days after the end of such quarterly fiscal period, to the extent the Borrower or any of its Subsidiaries shall receive Net Available Proceeds during such quarterly fiscal period in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Available Proceeds minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Available Proceeds plus (or minus, as the case may be) (C) any other adjustment received or paid by the Obligors pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Available Proceeds of Dispositions, provided that if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this clause (ii) with respect to any quarterly fiscal period the aggregate amount of such Net Available Proceeds (after giving effect to the adjustments provided for in this clause (ii)) shall exceed $100,000, then the Borrower shall within five Business Days make a prepayment under this clause (ii) in an amount equal to such required prepayment.

            Each such prepayment of Facility B Loans and reductions of Facility B Commitments shall be effected by the prepayment of the Facility B Loans (and, to the extent such prepayment shall exceed the then outstanding aggregate principal amount of the Facility B Loans and shall occur prior to the Commitment Termination Date, the Facility B Commitments shall be concurrently reduced in an amount equal to the respective amounts of such required prepayments in respect-of such Loans).

            Notwithstanding the foregoing, the Facility B Commitments shall not be reduced in the event that the Borrower advises the Administrative Agent at the time such prepayment is required to be made that it intends to reinvest such Net Available Proceeds pursuant to a Permitted Reinvestment Transaction, so long as the Net Available Proceeds from any Disposition are in fact so reinvested within twelve months of such Disposition and any Reserved Commitment Amount that remains so unutilized for more than twelve months shall be applied to the permanent reduction of the Facility B Commitments.

            (e) Facility A Clean-Up. The Borrower will from time to time prepay the Facility A Loans in such amounts as shall be necessary so that for a period of at least 30 consecutive days during the period commencing on June 1 and ending on November 1 in each fiscal year, there shall be no Facility A Loans outstanding hereunder.

            (f) Change of Control. In the event that the Borrower shall be required pursuant to the provisions of any instrument evidencing or governing any Subordinated Indebtedness to redeem, or make an offer to redeem or repurchase, all or any portion of such Subordinated Indebtedness as a result of a change of control (however defined), then, concurrently with the occurrence of the event giving rise to such change of control, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (g) below) in full, and the Commitments shall automatically terminate.

            (g) Cover for Letter of Credit Liabilities. In the event that the Borrower shall be required pursuant to this Section 2.10, or pursuant to Section 3.01(a), to provide cover for Letter of Credit Liabilities, the Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

      Section 3.  Payments of Principal and Interest.

      3.01.  Repayment of Loans.

            The Borrower hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Loans, and each Loan shall mature, on the Commitment Termination Date. In addition, if following any Facility B Commitment Reduction Date the aggregate outstanding principal amount of the Facility B Loans shall exceed the Facility B Commitments, the Borrower shall pay Facility B Loans in an aggregate amount equal to such excess.

      3.02.  Interest.

            The Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to the Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

            (b) during each Interest Period for such Loan during which such Loan is a Eurodollar Loan, the Eurodollar Rate for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

            Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower .

      Section 4.  Payments; Pro Rata Treatment; Computations, Etc.

      4.01.  Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent, at the Principal Office, in immediately available funds, not later than 12:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

            (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with such Lender (with notice to the Borrower and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity thereof.

            (c) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02, may determine to be appropriate).

            (d) Except to the extent otherwise provided in the last sentence of
Section 2.03(e), each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

      4.02.  Pro Rata Treatment.

            Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in Section 5.04, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

      4.03.  Computations.

            Interest on Eurodollar Loans and commitment fee and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g), excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

      4.04.  Minimum Amounts.

            Except for mandatory prepayments made pursuant to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and partial prepayment of principal of Base Rate Loans shall be in an aggregate amount at least equal to $500,000 and each borrowing, Conversion and partial prepayment of principal of Eurodollar Loans shall be in an aggregate amount at least equal to $5,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

      4.05.  Certain Notices.

            Notices by the Borrower to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                      Number of
                                                       Business
      Notice                                          Days Prior
      ------                                          ----------
      Termination or reduction
      of Commitments                                        3

      Borrowing or prepayment of,
      or Conversions into,
      Base Rate Loans                                       1

      Borrowing or prepayment of,
      Conversions into, Continuations
      as, or duration of Interest
      Period for, Eurodollar Loans                          3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this
Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

      4.06.  Non-Receipt of Funds by the Administrative Agent.

            Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the

Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (it being understood that, in the event the Borrower is the recipient of such payment, such interest shall be in lieu of any interest otherwise payable under Section 3.02) and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

            (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrower under Section 3.02 to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrower under Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment, and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 is applicable to the Type of such Loan, it being understood that the return by the Borrower of the Required Payment to the Administrative Agent shall not limit any claim the Borrower may have against the Payor in respect of such Required Payment.

      4.07.  Sharing of Payments, Etc.

            (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

            (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of any Class or Letter of Credit Liabilities or any other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) Each Obligor agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

      Section 5.  Yield Protection, Etc.

      5.01.  Additional Costs.

            (a) The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

            (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

            (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Eurodollar Rate for any Interest Period for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

          (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Borrower under this paragraph, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

            (c) Each Lender shall notify the Borrower of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America.

            Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01 on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

      5.02.  Limitation on Types of Loans.

            Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate for any Interest Period for any Eurodollar Loan;

            (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

            (b) the Majority Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in
      Section 1.01 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to cover adequately the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09.

      5.03.  Illegality.

            Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

      5.04.  Treatment of Affected Loans.

            If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate Loans and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

      5.05.  Compensation.

            The Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

            (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      Section 7 to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), or if such Lender shall cease to make such bids, the equivalent rate, as reasonably determined by such Lender, derived from Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) or other publicly available source as described in the definition of "Eurodollar Base Rate" in
Section 1.01).

      5.06.  Additional Costs in Respect of Letters of Credit.

            Without limiting the obligations of the Borrower under Section 5.01 (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders, reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Borrower shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the

Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrower shall be conclusive in the absence of manifest error as to the amount thereof.

      5.07.  U.S. Taxes.

            (a) The Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

            (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b)) and on the date of any change in the Applicable Lending office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

            (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this paragraph, (A) "U.S. Person" means a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" means Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" means Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

            (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Administrative

Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

      5.08.  Replacement of Lenders.

            If any of the following shall occur with respect to any Lender (any such Lender being herein called an "Affected Lender"):

            (a)   any Lender shall request compensation pursuant to
      Section 5.01, 5.06 or 5.07,

            (b) any Lender's obligation to make or Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan, shall be suspended pursuant to Section 5.01 or 5.03 or

            (c) any Lender shall default in the making of any Loan required to be made by it pursuant to Section 2.01,

the Borrower, upon three Business Days' notice, may require that such Affected Lender transfer all of its right, title and interest under this Agreement and such Affected Lender's Notes to any bank or other financial institution (a "Proposed Lender") identified by the Borrower that is satisfactory to the Administrative Agent and the Issuing Lender (i) if such Proposed Lender agrees to assume all of the obligations of such Affected Lender hereunder, and to purchase all of such Affected Lender's Loans hereunder for a consideration equal to the aggregate outstanding principal amount of such Affected Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Affected Lender of all other amounts payable hereunder to such Affected Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 as if all of such Affected Lender's Loans were being prepaid in full on such date) and (ii) if such Affected Lender has requested compensation pursuant to Section 5.01, 5.06 or 5.07, such Proposed Lender's aggregate requested compensation, if any, pursuant to Section 5.01, 5.06 or 5.07 with respect to such Affected Lender's Loans is lower than that of the Affected Lender.

            Subject to the provisions of Section 12.06(b), such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 5.01, 5.06, 5.07 and 12.04 (without duplication of any payments made to such Affected Lender by the Borrower or the Proposed Lender) shall survive for the benefit of such Affected Lender under this Section
5.08 with respect to the time prior to such replacement.

      Section 6.  Guarantee.

      6.01.  The Guarantee.

            The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the following obligations ("Guaranteed Obligations"): the principal of and interest on the Loans made by the Lenders to, and the Notes and Reimbursement Obligations held by each Lender of, the Borrower strictly in accordance with the terms thereof. The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

      6.02.  Obligations Unconditional.

            The obligations of the Subsidiary Guarantors under Section 6.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other Guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any Lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

      6.03.  Reinstatement.

            The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      6.04.  Subrogation.

            Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this
Section 6 and further agrees with the Borrower for the benefit of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Subsidiary Guarantor).

      6.05.  Remedies.

            The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10) for purposes of Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 6.01.

      6.06.  Instrument for the Payment of Money.

            Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

      6.07.  Continuing Guarantee.

            The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

      6.08.  Rights of Contribution.

            The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section 6.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of, or ownership interest in, any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Obligors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Obligors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Amendment Effective Date, as of the Amendment Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

      6.09.  General Limitation on Guarantee Obligations.

            In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 would otherwise, taking into account the provisions of Section 6.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

      Section 7.  Conditions.

      7.01.  [Intentionally Omitted.]

      7.02.  [Intentionally Omitted.]

      7.03.  All Extensions of Credit.

            The obligation of the Lenders to make any Loan to the Borrower upon the occasion of each extension of credit hereunder (including the initial extension of credit, but excluding any Continuations or Conversion of Loans) is subject to the conditions precedent that, both immediately prior to the making of such extension of credit and also after giving effect thereto and to the intended use thereof:

            (a) the representations and warranties made by the Borrower in
      Section 8, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

            (b)   no Default shall have occurred and be continuing; and

            (c) Senior Notes Indenture Compliance. The Borrower shall have delivered to the Administrative Agent a certificate of a senior financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and accompanied by such appraisals, if necessary, and other showings that shall demonstrate to the reasonable satisfaction of the Administrative Agent that such Loans may be permissibly incurred and secured under any tests therefor set forth in the 1995 Senior Notes Indenture, the 1997 Senior Notes Indenture and any indenture or other agreement under which New Senior Notes are issued.

Each notice of borrowing, or request for issuance of a Letter of Credit, by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

      Section 8.  Representations and Warranties.

            The Borrower represents and warrants to the Administrative Agent and the Lenders that:

      8.01.  Organization; Powers.

            Each of the Borrower and its Subsidiaries (other than Inactive Subsidiaries, as to which the Borrower makes no representation or warranty): (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and
(b) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

      8.02.  Financial Condition.

            The Borrower has heretofore furnished to each of the Lenders the following financial statements:

            (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1993, 1994 and 1995 and the related consolidated statements of operations, shareholders, equity and cash flows of the Borrower and its Subsidiaries for the respective fiscal years ended on said dates, with the opinion thereon of opinion of Peat Marwick LLP;

            (ii) Park-level statements of operating data for the nine-month period ended September 30, 1996, for each of the Existing Parks;

            (iii) a pro forma unaudited consolidated statement of operations data of the Borrower and its Subsidiaries as at the fiscal year ended December 31, 1995, prepared under the assumption that the acquisition of all of the capital stock of Funtime Parks, Inc. in August 1995 had occurred as of January 1, 1995;

            (iv) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1996 and the related unaudited consolidated statements of operations, shareholders, equity and cash flows of the Borrower and its Subsidiaries for the six-month period ended on said date; and

            (v) with respect to the Parks acquired or to be acquired in the Initial Acquisitions, (x) audited financial statements for the two most recent complete fiscal years of the respective sellers of such Parks (except that the fiscal year financial statements of the seller under the Great Escape Acquisition are not audited, but have been reviewed, by the respective independent accountants) and (y) in the case of each Park acquired or to be acquired in such Acquisition, Park-level statements of operating data for the nine-month period ended September 30, 1996.

All such financial statements are complete and fairly present in all material respects the actual or pro forma (as the case may be) consolidated financial condition of the Borrower and its Subsidiaries (or, in the case of clause (ii) or (v) above, the respective Parks and entities referred to therein) as at said respective dates and the actual or pro forma (as the case may be) consolidated results of their operations for the applicable periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis (except that, in the case of Park-level operating data, the Borrower represents only that such statements have been prepared in accordance with the Borrower's, or the respective seller's, internal accounting practices). None of the Borrower nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at September 30, 1996. Since September 30, 1996, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and its Subsidiaries from that set forth in said financial statements as at said date.

      8.03.  Litigation.

            Except as set forth in Schedule V, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries that, if adversely determined, could (either individually or in the aggregate) have a Material Adverse Effect.

      8.04.  No Breach.

            None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter, by-laws or other organizational documents of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, except that the granting of a Lien upon contracts entered into in the ordinary course of business by the Borrower and its Subsidiaries (which contracts are not, individually or in the aggregate, material to the operations of any Park) may conflict with restrictions upon assignments contained in such contracts.

      8.05.  Action.

            Each Obligor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic

Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors, rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      8.06.  Approvals.

            No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents and except for the authorizations, approvals and consents contemplated by the Acquisition Agreements, each of which will be duly issued or obtained prior to the date on which the respective Acquisitions shall be consummated and each of which shall be in full force.

      8.07.  Properties and Permits, Etc.

            (a) Each of the Borrower and its Subsidiaries (other than Inactive Subsidiaries, as to which the Borrower makes no representation or warranty) has good and marketable title to, or valid leasehold interests in, all of its material Properties, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material Properties are free and clear of Liens, other than Liens permitted by
Section 9.06.

            (b) Each of the Borrower and its Subsidiaries (other than Inactive Subsidiaries, as to which the Borrower makes no representation or warranty) has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and its Subsidiaries (other than Inactive Subsidiaries, as to which the Borrower makes no representation or warranty) enjoys peaceful and undisturbed possession under all such material leases.

            (c) Each of the Borrower and its Subsidiaries (other than inactive Subsidiaries, as to which the Borrower makes no representation or warranty) owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and such Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (d) Each of the Borrower and its Subsidiaries (other than Inactive Subsidiaries, as to which the Borrower makes no representation or warranty) holds all material permits, licenses and other governmental authorizations necessary to enable it to operate the Existing Parks as heretofore conducted (other than seasonal permits, which it anticipates will be obtained in the normal course), and will, upon the consummation of any Acquisition, hold all material permits, licenses and other governmental authorizations necessary to enable it to operate the respective Park acquired in such Acquisition (other than seasonal permits, which it anticipates will be obtained in the normal course and, in the case of the Parks acquired and to be acquired in the Initial Acquisitions, other than liquor licenses which it anticipates will be obtained in the normal course).

      8.08.  Environmental Matters.

            Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

      In addition, except as set forth in Schedule II (or, in the case of the Existing Parks and the Parks to be acquired pursuant to the Initial Acquisition, as set forth in the reports referred to in Schedule II):

            (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint is pending, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries in each case that (either individually or in Credit Agreement the aggregate) would materially adversely affect the operations of any Park.

            (b) Neither the Borrower nor any of its Subsidiaries owns, operates or leases on the date hereof a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and none of the conditions set forth below exists that would (either individually or in the aggregate) materially adversely affect the operations of any Park or have a Material Adverse Effect:

                  (i) no polychlorinated biphenyls (PCB's) are or have been
            present at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                  (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                  (iii) there are no underground storage tanks or surface
            impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                  (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                  (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

            (c) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency Credit Agreement in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries, in any such case that would (either individually or in the aggregate) materially adversely affect the operations of any Park or have a Material Adverse Effect.

            (d) As of the date of the Existing Credit Agreement and, to the knowledge of the Borrower, as of the date hereof, no Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location other than those listed in Schedule II.

            (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up, in any such case that would (either individually or in the aggregate) materially adversely affect the operations of any Park or have a Material Adverse Effect.

            (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous

Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located, in any such case to the extent such Lien secured obligations (or would secure obligations) in an amount in excess of $100,000 or that would adversely affect the operation of any Park.

            (g) All environmental investigations, studies, audits, tests, reviews or other similar analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders, including the environmental surveys and assessments set forth in Schedule II.

      8.09.  Compliance with Laws and Agreements.

            Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any governmental authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      8.10.  Investment Company Act.

            Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      8.11.  Public Utility Holding Company Act.

            Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      8.12.  Taxes.

            The Borrower and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Borrower is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries. The charges, accruals and reserves on-the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

      8.13.  ERISA.

            Each Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no ERISA Event has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lenders under Section 9.02(c).

      8.14.  True and Complete Disclosure.

            The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Information Memorandum and the Prospectus) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            All written information furnished after the date hereof by the Borrower and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

      8.15.  Use of Credit.

            Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

      8.16.  Material Agreements and Liens.

            (a) Part A of Schedule I is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness to, or guarantee of Indebtedness by, the Borrower or any of its Subsidiaries outstanding on the date hereof, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule I; the aggregate of all such Indebtedness, the principal or face amount of which is under $100,000 and which is accordingly not so listed does not exceed $250,000.

            (b) Part B of Schedule I is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of
Schedule I.

      8.17.  Capitalization.

            The authorized capital stock of the Borrower consists, on the date hereof, of an aggregate of 30,500,000 shares consisting of (i) 30,000,000 shares of common stock, par value $.05 per share, of which 11,366,323 shares were issued and outstanding as of December 31, 1996 (and 26,345 shares of which were held in treasury as at said date), each of which shares is fully paid and nonassessable and (ii) 500,000 shares of preferred stock, of which none are issued and outstanding on the date hereof (and no shares of which were held in treasury), each of which shares is fully paid and nonassessable. As of the date hereof, (x) except for warrants held by the chief executive officer of the Borrower and options issued pursuant to employee plans, there are no outstanding Equity Rights with respect to the Borrower and (y) there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

      8.18.  Subsidiaries and Investments.

            (a) Set forth in Part A of Schedule III is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof (other than Inactive Subsidiaries, as to which the Borrower makes no representation or warranty), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III, as of the date hereof, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person. The aggregate assets of all Inactive Subsidiaries do not have a value in excess of $10,000.

            (b) Set forth in Part B of Schedule III is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule III or of the type referred to in clauses (b), (c), (d) or (e) of Section 9.08) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

            (c) None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.15(c), other than the 1995 Senior Notes Indenture and the 1997 Senior Notes Indenture.

            (d) Each of the Subsidiaries of the Borrower on the date hereof (other than certain of the inactive Subsidiaries) is a "Restricted Subsidiary" under and as defined in the 1995 Senior Notes Indenture and the 1997 Senior Notes Indenture.

      8.19.  Parks; Real Property.

            Set forth in Part A of Schedule IV is a complete and correct list of all of the amusement and attraction parks owned by the Obligors on the date hereof. Set forth in Part B of Schedule IV is a complete and correct list, as of the date hereof of all of the real property interests held by the Borrower and its Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

      8.20.  Insurance.

            Set forth on Schedule VI is a complete and correct description of all insurance maintained by the Obligors as of the date hereof. As of the date hereof, all of such insurance is in full force and effect and no premiums are past due in respect thereof.

      8.21.  Certain Agreements, Etc.

            The Borrower has heretofore delivered to the Lenders a true and complete copy (including any modifications or supplements thereto) of each of the Initial Acquisition Agreements, the 1995 Senior Notes Indenture, the 1997 Senior Notes Indenture, the Leases and the Allocation
Agreement.

      Section 9. Covenants of the Borrower.

            The Borrower covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

      9.01.  Financial Statements and Other Information.

            The Borrower shall deliver to each of the Lenders:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower:

                  (x) consolidated statements of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with Section 9.10, insofar as such Section relates to accounting matters,

            (y) consolidating statements of operations of the Borrower and its Subsidiaries for such fiscal year and the related consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that such consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year, and

            (z) Park-level statements of operating data (including revenue and expense items and showing the calculation of EBITDA, or equivalent, for the respective Park) for such fiscal year for each of the Parks of the Borrowers and its Subsidiaries, in each case prepared in accordance with the Borrower's internal accounting practices in form and detail substantially similar to the corresponding statements set forth in the Information Memorandum;

            (b) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower:

            (x) consolidated statements of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Borrower and its Subsidiaries, as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments), and

            (y) Park-level statements of operating data (including revenue and expense items and showing the calculation of EBITDA, or equivalent, for the respective Park) for the period from the beginning of such fiscal year to the end of such fiscal quarter and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, in each case prepared in accordance with the Borrower's internal accounting practices in form and detail substantially similar to the corresponding statements set forth in the Information Memorandum;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section 9.01, a certificate of a senior financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower was in compliance with Sections 9.08(i), 9.09 or 9.10 as of the end of the respective quarterly fiscal period or fiscal year;

            (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

            (e) promptly upon the mailing thereof to the shareholders of the Borrower generally or to holders of the 1995 Senior Notes, the 1997 Senior Notes, New Senior Notes or Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed;

            (f) promptly upon receipt thereof, copies of any management letters prepared by the Borrower's independent public accountants with respect to the audit of the financial statements of the Borrower and its Subsidiaries;

            (g) within 31 days after the end of each fiscal year, a detailed pro forma annual operating budget for the following fiscal year in form and detail satisfactory to the Administrative Agent;

            (h) within five Business Days after the end of each of the months of June, July, August, September and October, a performance report detailing on a park-by-park basis attendance and revenue for the preceding month and showing a comparison to budget and to the same period in the prior year; and

            (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement, as any Lender or the Administrative Agent may reasonably request.

      9.02.  Notices of Material Events.

            The Borrower will furnish the following to the Administrative Agent and each Lender in writing:

            (a) promptly after the Borrower knows or any executive officer of the Borrower has actual knowledge of facts that would give him or her reason to believe that any Default has occurred, notice of such Default;

            (b) prompt notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and of any material development in respect of such legal or other proceedings affecting the Borrower or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

            (c) as soon as possible, and in any event within ten days after the Borrower knows or has reason to believe that any ERISA Event has occurred or exists, notice of the occurrence of such ERISA Event and a copy of any report or notice required to be filed with or given to the PBGC by the Borrower or an ERISA Affiliate with respect to such ERISA Event;

            (d) prompt notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) result in remediation costs of less than $100,000 or adversely affect the operation of any Park; and

            (e) prompt notice of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 9.02 shall be accompanied by a statement of a senior financial officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      9.03.  Existence, Etc.

            The Borrower will, and will cause each of its Subsidiaries to:

            (a) preserve and maintain its legal existence and all material permits, licenses and other governmental authorizations necessary to enable it to operate each of its Parks (other than seasonal permits, which it anticipates will be obtained in the normal course and, in the case of the Parks to be acquired in the Initial Acquisitions, other than liquor licenses which it anticipates will be obtained in the normal course), provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05;

            (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

            (c) pay and discharge all Federal income taxes and all other material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

            (d) maintain and preserve all of its Properties material to the conduct of the business and operations of the Borrower and its Subsidiaries (taken as a whole) in good working order and condition;

            (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

            (f) permit representatives of any Lender or the Administrative Agent, upon reasonable notice and during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers and the general managers of its Parks, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

      9.04.  Insurance.

            The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, in amounts and against such losses and risks as the Borrower shall from time to time reasonably determine is sufficient based upon its experience and industry practice to protect the Borrower and its Subsidiaries and their respective businesses, provided that the Borrower will in any event maintain (with respect to itself and each of its Subsidiaries):

            (1) Casualty Insurance -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Borrower and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to (x) in the case of general liability policies, per occurrence deductibles (or selfinsurance retentions) not exceeding $50,000, and (y) in the case of property insurance deductibles, not exceeding $100,000 or, in each case, such higher deductible as shall be satisfactory to the Majority Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount
      (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 75% of the actual replacement cost of such assets (including, without limitation, foundation, footings but excluding excavation costs), subject to deductibles as aforesaid and
      (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

            (2) Automobile Liability Insurance for Bodily Injury and Property Damage -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Borrower or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

            (3) Comprehensive General Liability Insurance -insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways, but only to the extent of the legal liability of the Borrower and its Subsidiaries therefor) of the Borrower and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located (subject to deductibles not exceeding $100,000, or such higher deductible as shall be satisfactory to the Majority Lenders) .

            (4) Workers' Compensation Insurance -- workers, compensation insurance (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law.

            (5) Product Liability Insurance -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by the Borrower or any of its Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Borrower and its Subsidiaries (subject to deductibles not exceeding $100,000, or such higher deductible as shall be satisfactory to the Majority Lenders).

            (6) Business Interruption Insurance -- insurance against loss of operating income (in an aggregate amount not less than $40,000,000, as to the Borrower and its Subsidiaries as a whole, and subject to a deductible, or self-insured amount, not in excess of $100,000, or such higher deductible as shall be satisfactory to the Majority Lenders) by reason of any Peril.

Such insurance shall be written by financially responsible companies selected by the Borrower and having an A. M. Best rating of "A" or better and being in a financial size category of VIII or larger, or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of the Borrower or any Person having an interest in any Property covered by a mortgage in favor of the Administrative Agent nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

      On each September 15 in each year (commencing with the first September 15 after the date hereof), the Borrower will deliver to the Administrative Agent certificates of insurance evidencing that all insurance required to be maintained by the Borrower hereunder will be in effect through the October 31 of the calendar year following the calendar year of the current September 15, subject only to the payment of premiums as they become due. In addition, the Borrower will not modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent accompanied by a written report of AON Risk Services, Inc., or any other firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) is in compliance with the provisions of this Section 9.04. The Borrower will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Borrower will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

            Without limiting the obligations of the Borrower under the foregoing provisions of this Section 9.04, in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Administrative Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Majority Lenders) shall deem appropriate, and the Borrower shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

            For purposes hereof, the term "Peril", means, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Borrower and its Subsidiaries are located.

      9.05.  Prohibition of Fundamental Changes.

            (a) Mergers. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that the Borrower may liquidate or dissolve any Inactive Subsidiary or D.L. Holdings, Inc.

            (b) Restrictions on Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08(i) and Capital Expenditures (to the extent the making of such Capital Expenditures will not result in a violation of any of the provisions of Section 9.10).

            (c) Restrictions on Sales. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) used equipment, or other Property not used in the business of the Borrower and its Subsidiaries, so long as the amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value in excess of $2,000,000, nor the amount thereof sold by the Borrower and its Subsidiaries during the term of this Agreement have a fair market value in excess of $5,000,000, and (ii) any inventory or other Property sold or disposed of in the ordinary course of business).

            (d) Certain Permitted Transactions. Notwithstanding the foregoing provisions of this Section 9.05:

            (i) Intercompany Mergers. Any Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower if the Borrower shall be the continuing or surviving corporation or (ii) any other Subsidiary of the Borrower; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation.

            (ii) Intercompany Dispositions. The Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Borrower or a Wholly Owned Subsidiary of the Borrower.

            (iii) Subsequent Acquisitions. The Borrower or any Wholly Owned Subsidiary of the Borrower may acquire any amusement or attraction park, and the related assets, of any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise) after the date hereof (each, a "Subsequent Acquisition"), so long as:

                  (A) after giving effect to the consummation of such Acquisition, there would be at least $30,000,000 of unutilized Commitments;

                  (B) (x) the Administrative Agent, with the consent of the
            Majority Lenders, shall have been given its consent to any such Acquisition the purchase price of which would exceed $75,000,000,
            (y) after giving effect to such Acquisition, the pro forma Leverage Ratio would not be greater than the lesser of (i) 5.00:1 or (ii) the Leverage Ratio required to be maintained under Section 9.10(a) at the time of the consummation of such Acquisition, and (z) the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of such Acquisition, a certificate of a senior financial officer of the Borrower setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate;

                  (C) such Acquisition (if by purchase of assets, merger or
            consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by the Borrower or a Wholly Owned Subsidiary of the Borrower and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity and, if effected by merger or consolidation involving a Wholly owned Subsidiary of the Borrower, such Wholly Owned Subsidiary shall be the continuing or surviving entity;

                  (D)   [Intentionally Omitted];

                  (E) the Borrower shall deliver to the Administrative Agent
            (which shall promptly forward copies thereof to each Lender (1) as soon as possible and in any event no later than ten days prior to the consummation of each such Acquisition (or such earlier date as shall be five Business Days after the execution and delivery thereof), copies of the respective agreements or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements or instruments and all other material ancillary documents to be executed or delivered in connection therewith, (2) promptly following request therefor (but in any event within three Business Days following such request), copies of such other information or documents (including, without limitation, environmental risk assessments) relating to such Acquisition as the Administrative Agent or the Majority Lenders shall have reasonably requested (and which is available, or obtainable within such period by the Borrower with reasonable efforts) and (3) if the purchase price consideration for such Acquisition exceeds $10,000,000, a certificate of a senior financial officer of the Borrower demonstrating pro forma compliance with the provisions of Section 9.10 through the Commitment Termination Date;

                  (F) to the extent applicable, the Borrower shall have complied with the provisions of Section 9.15, including, without limitation, to the extent not theretofore delivered, delivery to the Administrative Agent of (x) the certificates evidencing the capital stock of any new Subsidiary formed or acquired in connection with such Acquisition, accompanied by undated stock powers executed in blank, and (y) the agreements, instruments, opinions of counsel and other documents required under Section 9.15;

                  (G) to the extent requested by the Borrower, the Borrower and the Majority Lenders shall have agreed to a supplement to Schedule VII setting forth pro forma adjustments to be made in determining EBITDA after giving effect to such Acquisition; and

                  (H) immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing.

      9.06.  Liens.

            The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

            (a)   Liens created pursuant to the Security Documents;

            (b) Liens in existence on the date hereof and listed in Part B of Schedule I;

            (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings, and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under clause (j) of Section 10;

            (e) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation (other than ERISA);

            (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

            (h) Liens securing Purchase Money Indebtedness to the extent such Indebtedness is permitted to be incurred under Section 9.07(f).

            9.07.  Indebtedness.

            The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

            (a)   Indebtedness to the Lenders hereunder;

            (b) Indebtedness, including Indebtedness under the 1997 Senior Notes Indenture, outstanding on the date hereof and listed in Part A of Schedule I;

            (c) Subordinated Indebtedness of the Borrower incurred in accordance with Section 9.11, so long as immediately upon receipt by the Borrower of the Net Available Proceeds thereof the Borrower shall prepay the Loans to the extent required under Section 2.10(b);

            (d) Indebtedness of Subsidiaries of the Borrower to the Borrower or to other Subsidiaries of the Borrower, and Guarantees by the Borrower or any of its Wholly Owned Subsidiaries of obligations of the Borrower or any of its Wholly Owned Subsidiaries;

            (e) Indebtedness in respect of New Senior Notes that are either issued in exchange for the 1995 Senior Notes or the 1997 Senior Notes or the proceeds of which are applied to the redemption of the 1995 Senior Notes or the 1997 Senior Notes, so long as (i) the effective interest rate in respect of the New Senior Notes is not greater than the effective interest rate in respect of the 1995 Senior Notes or the 1997 Senior Notes, as the case may be, (ii) the covenants, events of default and mandatory redemption, repurchase or prepayment provisions are not more burdensome on the Borrower and its Subsidiaries, in any case, than the 1995 Senior Notes Indenture or the 1997 Senior Notes Indenture, (iii) the New Senior Notes are unsecured and
      (iv) the final maturity, and weighted average life to maturity, of the New Senior Notes are not earlier than the corresponding maturities of the 1995 Senior Notes and the 1997 Senior Notes, and (v) the other provisions of the New Senior Notes would not have a material adverse effect upon the Lenders or the Administrative Agent; and

            (f) Indebtedness consisting of Purchase Money Indebtedness and Capital Lease Obligations incurred after the date hereof in an aggregate amount not in excess of $15,000,000 at any time outstanding.

      9.08.  Investments.

            The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments outstanding on the date hereof and identified in Part B of Schedule III;

            (b)   operating deposit accounts with banks;

            (c)   Permitted Investments;

            (d) Investments by the Borrower and its Wholly Owned Subsidiaries in the Borrower and its Wholly Owned Subsidiaries, including Guarantees by the Borrower or any of its Wholly Owned Subsidiaries of obligations of the Borrower or any of its Wholly Owned Subsidiaries;

            (e) Hedging Agreements, provided that when entering into any Hedging Agreement that at the time has, or at any time in the future may give rise to, any credit exposure, the aggregate credit exposure under all Hedging Agreements (including the Hedging Agreement being entered into) shall not exceed $1,000,000;

            (f) Disposition Investments received in connection with any Disposition permitted under Section 9.05 or any Disposition to which the Lenders shall have consented in accordance with Section 12.03;

            (g)   Investments consisting of Acquisitions permitted under
      Section 9.05(d);

            (h) Investments in an aggregate amount of up to but not exceeding $100,000 during any fiscal year in 299 East 79th Street Associates L.P.; and

            (i)   additional Investments up to but not exceeding
      $20,000,000 in the aggregate.

      9.09.  Restricted Payments.

            The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment at any time, provided that, during any fiscal year (commencing with Excess Cash Flow for the fiscal year ending December 31, 1998), the Borrower may make Restricted Payments, subject to the satisfaction of each of the following conditions on the date of such payment and after giving effect thereto:

            (a)   no Default shall have occurred and be continuing;

            (b) the aggregate amount of such Restricted Payment is not in excess of 50% of the cumulative sum of Excess Cash Flow for each of the complete fiscal years during the period commencing on January 1, 1998 through and including the last day of the most recently ended fiscal year (after deducting from such 50% all previous Restricted Payments made under this
      Section 9.09);

            (c) the Borrower shall have delivered to the Administrative Agent, at least ten Business Days (but not more than twenty Business Days) prior to the date of the proposed Restricted Payment, a certificate of a senior financial officer of the Borrower setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate; and

            (d) prior to, or concurrently with, the making of such Restricted Payment, the Borrower shall prepay the Loans to the extent required under
      Section 2.10(a).

            In addition to the foregoing, the Borrower may redeem shares of preferred stock issued by it after the date of the Existing Credit Agreement from the proceeds of shares of common stock issued by it after the date hereof, so long as the aggregate consideration paid by it in respect of the redemption of such shares of preferred stock shall not exceed an amount equal to 50% of the proceeds theretofore received by it in respect of such shares of common stock.

            Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

      9.10.  Certain Financial Covenants.

            (a) Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed the following respective ratios as at the last day of any fiscal quarter during any of the following respective periods:

            Period                                Ratio
            ------                                -----

      From the Amendment Effective Date
      through September 29, 1997                5.25 to 1

      From September 30, 1997
      through June 29, 1998                     4.75 to 1

      From June 30,   1998
      through June  29, 1999                    4.50 to 1

      From June 30,   1999
      through June  29, 2000                    3.50 to 1

      From June 30,   2000
      and at all times thereafter               3.00 to 1

            (b)   [Intentionally Omitted]

            (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter during any of the following respective periods:

            Period                                Ratio
            ------                                -----

      From the Amendment Effective Date
      through June 29, 1998                     2.00 to 1

      From June 30,  1998
      through June  29, 1999                    2.25 to 1

      From June 30,  1999
      through June  29, 2000                    2.50 to 1

      From June 30,  2000
      and at all times thereafter               3.00 to 1

            (d)   Debt Service Coverage Ratio.

            The Borrower will not permit the Debt Service Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter during any of the following respective Periods:

            Period                                Ratio
            ------                                -----

      From the Amendment Effective Date
      through June 29, 1998                     2.00 to 1

      From June 30, 1998
      and at all times thereafter               1.50 to 1

            (e)   Fixed Charges Coverage Ratio.

            The Borrower will not permit the Fixed Charges Ratio to be less than
1.05 as at the last day of any fiscal quarter ending on or after December 31, 1998.

      9.11.  Subordinated Indebtedness.

            The Borrower may, after the date of this Agreement, incur additional Indebtedness (i) for which the Borrower is directly and primarily liable, (ii) that is subordinated to the obligations of the Borrower to pay principal of and interest on the Loans, Notes, Reimbursement Obligations and other obligations hereunder on terms of subordination satisfactory to the Majority Lenders, and pursuant to documentation containing other terms (including, without limitation, interest, amortization, mandatory prepayments, covenants and events of default and that the maturity thereof be at least one year after the Commitment Termination Date) in form and substance satisfactory to the Majority Lenders,
(iii) in respect of which none of its Subsidiaries is contingently or otherwise obligated, (iv) if at the time of issuance of such Indebtedness and after giving effect thereto and to the application of the proceeds thereof, the Borrower shall be in compliance with Section 9.10 (the determination of compliance with such ratios to be calculated on a pro forma basis as if such Indebtedness were incurred and the proceeds thereof were so applied, in each case, at the beginning of such period, and the Administrative Agent shall have received a certificate of a senior financial officer of the Borrower to such effect setting forth in reasonable detail the computations necessary to determine such compliance) and (v) if immediately prior thereto and after giving effect to the incurrence thereof, no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate of a senior financial officer of the Borrower to such effect.

      9.12.  Lines of Business.

            The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the business of owning and operating amusement and attraction parks, and businesses related, ancillary or complementary thereto.

      9.13.  Transactions with Affiliates.

            Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) the Borrower may sell shares of stock to Affiliates for consideration equal to the fair market value thereof (as determined by the Board of Directors of the Borrower) and may issue New Senior Notes or Subordinated Indebtedness to any Affiliate in accordance with the provision of this Agreement, (y) any

Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (z) the Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

      9.14.  Use of Proceeds, Etc.

            The Borrower will use the proceeds of the Loans hereunder as follows:

            (a) the Borrower will use the proceeds of Facility A Loans solely to provide funds for the working capital and other general corporate needs of the Borrower and its Subsidiaries (including, without limitation, off-season operating expenses and the fees and expenses related to this Agreement); and

            (b) the Borrower will use the proceeds of Facility B Loans solely as follows:

                  (i)   to finance Subsequent Acquisitions, or

                  (ii) to finance Capital Expenditures (or to reimburse the
            Borrower for Capital Expenditures previously made by the Borrower, so long as such Loans are made within the Applicable Reimbursement Period, as defined below) consisting of improvements to assets acquired by the Borrower in Acquisitions, the improvements being financed in whole or in part with the proceeds of such Loans to have a minimum purchase price of $1,000,000 and to have a minimum useful life longer than the final maturity hereunder of such Loans, in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder, provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

            For purposes hereof, the "Applicable Reimbursement Period" means, in the case of any Loan, the period 180 days after the acquisition, addition or improvement by the Borrower that constitutes the respective Capital Expenditure to be financed with the proceeds of such Loan.

      9.15.  Certain Further Assurances.

            (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries (other than Inactive Subsidiaries, unless such Inactive Subsidiary is also a "Note Guarantor" under the 1995 Senior Notes Indenture, the 1997 Senior Notes Indenture or any indenture or other agreement under which the New Senior

Notes shall be issued) to take such action, from time to time as shall be necessary to ensure that all Subsidiaries (other than Inactive Subsidiaries) of the Borrower are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Subsidiary hereunder (or in the event that any Inactive Subsidiary shall cease to be an Inactive Subsidiary), the Borrower and its Subsidiaries will cause such new Subsidiary (or formerly Inactive Subsidiary) to

            (i) become a "Subsidiary Guarantor" hereunder, and a "Securing Party" under the Revolving Credit Security Agreement pursuant to a Guarantee Assumption Agreement,

            (ii) cause such Subsidiary to take such action (including, without limitation, delivering such shares of stock and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal Property of such Subsidiary as collateral security for the obligations of such Subsidiary hereunder in respect of the Revolving Credit Loans, and

            (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 of the Existing Credit Agreement or as the Administrative Agent shall have reasonably requested.

            (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries, to, take such action from time to time as shall be necessary to ensure that each of the Subsidiaries owned by it on the date hereof (other than Inactive Subsidiaries) remains a Wholly Owned Subsidiary, and that all shares of capital stock of each class of any Subsidiary (other than Inactive Subsidiaries) formed or acquired by it after the date hereof will be pledged by the Obligors pursuant to the Revolving Credit Security Agreement (or, in the case of any such shares of stock owned by any Person other than an Obligor, pursuant to a separate pledge agreement in form and substance satisfactory to the Administrative Agent). In the event that any additional shares of stock shall be issued by any Subsidiary (other than Inactive Subsidiaries), each Obligor holding any such shares of stock agrees (and agrees to cause each other holder of any such shares of stock) forthwith to deliver to the Administrative Agent pursuant to the Revolving Credit Security Agreement (or, in the case of any holder other than an Obligor, pursuant to a separate pledge agreement in form and substance satisfactory to the Administrative Agent) the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action (and cause such other holder(s) to take such other action) as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Revolving Credit Security Agreement (and such separate pledge agreement, as the case may be).

            (c) Certain Restrictions. The Borrower will not permit any of its Subsidiaries to enter into, after the date hereof, any indenture (other than the 1997 Senior Notes Indenture), agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or

Investments or the sale, assignment, transfer or other disposition of Property, other than any such prohibition or restraint (i) set forth in any agreement providing for the disposition of Property (so long as such prohibition or restraint relates only to the Property to be disposed of) or (ii) set forth in any of the Loan Documents.

      9.16.  Modifications of Certain Documents.

            The Borrower will not consent to any modification, supplement or waiver of:

            (a) any of the provisions of any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness or the Allocation Agreement, or

            (b) any provision of the 1995 Senior Notes Indenture, the 1997 Senior Notes Indenture, any agreement evidencing or relating to any New Senior Notes, any Lease, any Initial Acquisition Agreement (or, after the execution and delivery thereof, any Subsequent Acquisition Agreement) if (in the case of this clause (b)) such modification, supplement or waiver would have a material adverse effect upon the Lenders or the Administrative Agent, without in each case the prior consent of the Administrative Agent (with the approval of the Majority Lenders).

            9.17.  Prepayment of Certain Indebtedness.

            The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the 1995 Senior Notes, the 1997 Senior Notes, the New Senior Notes or any Subordinated Indebtedness, except for regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the 1995 Senior Notes Indentures, the 1997 Senior Notes Indenture, any indenture or agreement under which the New Senior Notes shall be issued or pursuant to the instruments evidencing the New Senior Notes such Subordinated Indebtedness, as the case may be. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Borrower from redeeming or retiring up to an aggregate principal amount of $30,000,000 of the 1995 Senior Notes with the proceeds of the issuance of equity capital by the Borrower after the date of the Existing Credit Agreement, or from redeeming or returning up to an aggregate principal mount of $41,666,000 of the 1997 Senior Notes with the proceeds of the issuance of equity capital by the Borrower after the date hereof or from effecting any exchange of New Senior Notes for 1995 Senior Notes or 1997 Senior Notes (or refinancing 1995 Senior Notes or 1997 Senior Notes with the proceeds of New Senior Notes) in accordance with the provisions of Section 9.07(e).

      Section 10.  Events of Default.

            If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

            (a) the Borrower shall default in the payment when due (whether at stated maturity or at mandatory or optional prepayment) of any principal of any Loan or Reimbursement obligation, or shall default for three or more Business Days in the payment when due of any interest on any Loan or any fee or any other amount payable by it hereunder or under any other Loan Document;

            (b) any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or any representation or warranty made in any Acquisition Agreement shall prove to have been false or misleading as of the time made or furnished, in any such case that would (either individually or in the aggregate) materially adversely affect the operations of any Park or have a Material Adverse Effect;

            (c) the Borrower shall default in the performance of any of its obligations under any of Sections 9.02(a), 9.05, 9.06, 9.07, 9.08, 9.09,
      9.10, 9.11, 9.13, 9.14, 9.15, 9.16 or 9.17 or any Obligor shall default in the performance of any of its obligations under Section 4.02 of the Revolving Credit Security Agreement;

            (d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (c) of this Section 10) or any other Loan Document and such failure shall continue unremedied for a period of 30 days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent);

            (e) the Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $5,000,000 or more; or any Obligor shall default in the payment when due of any amount aggregating $5,000,000 or more under any Hedging Agreement;

            (f) any event specified in any note, agreement, indenture or other document evidencing or relating to any other Indebtedness aggregating $5,000,000 or more of any Obligor shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or any event specified in any Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $5,000,000 or more to become due;

            (g) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code;

            (h) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or take any corporate action for the purpose of effecting any of the foregoing;

            (i) the Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

            (j) a final judgment or judgments for the payment of money of $1,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance) or of $10,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within such period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

            (k) an event or condition specified in Section 9.02(c) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect;

            (l) there shall have been asserted against the Borrower or any of its Subsidiaries an Environmental Claim that, in the judgment of the Majority

      Lenders, is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons liable in whole or in part therefor);

            (m) any one or more of the following shall occur and be continuing:

                  (i) any "Person" (as such term is used in Sections 13(d) and
            14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting stock of the Borrower; provided that the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting stock of the Borrower than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of a majority of the Borrower's directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Borrower's directors then in office;

                  (iii) any change in control with respect to the Borrower (or similar event, however denominated) shall occur under and as defined in any indenture or other agreement in respect of Indebtedness in an aggregate principal amount of at least $2,000,000 to which the Borrower is a party; or

                  (iv) both Kieran E. Burke and Gary Story shall cease to be actively involved in the day-to-day management and operation of the Borrower and its Subsidiaries (unless Persons with substantial knowledge and experience in the amusement and attraction park industry reasonably acceptable to the Majority Lenders have been appointed to replace one or both of them within 180 days thereof); or

            (n) the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 10 with respect to any Obligor, the Administrative Agent may (and, if requested by the Majority Lenders, shall), by notice to the Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

            In addition, upon the occurrence and during the continuance of any Event of Default, the Borrower agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (g) or (h) of this Section 10 with respect to any Obligor, forthwith, without any demand or the taking of any other action by the Administrative Agent or any Lender) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.

      Section 11.  The Administrative Agent and Arrangers.

      11.01.  Appointment, Powers and Immunities.

            Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section
11.06 shall include reference to its affiliates and its own and its affiliates, officers, directors, employees and agents):

            (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

            (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder;

            (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

            (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrower to such assignment or transfer (to the extent required by Section 12.06(b)).

      11.02.  Reliance by Administrative Agent.

            The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

      11.03.  Defaults.

            The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders.

      11.04.  Rights as a Lender.

            With respect to its Commitments and the Loans made by it, BNY (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. BNY (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and BNY and its affiliates (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      11.05.  Indemnification.

            The Lenders agree to indemnify the Administrative Agent and the Arrangers (to the extent not reimbursed under Section 12.04, but without limiting the obligations of the Borrower under Section 12.04) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or the Arrangers (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 12.04, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

      11.06. Non-Reliance on Administrative Agent, the Arrangers and Other Lenders.

            Each Lender agrees that it has, independently and without reliance on the Administrative Agent, the Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. Neither the Administrative Agent nor the Arrangers shall be required to keep itself informed as to the performance or observance by any obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, neither the Administrative Agent nor the Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent, the Arrangers or any of their respective affiliates.

      11.07.  Failure to Act.

            Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

      11.08.  Resignation or Removal of Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall, after consultation with the Borrower, have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders, removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      11.09.  Consents under Other Loan Documents.

            Except as otherwise provided in Section 12.03 with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that at no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.

      11.10.  Arrangers.

            Except as provided in this Section 11, and in Section 12.06(b), none of the Arrangers, the Syndication Agent, the Co-Agent or the Documentation Agent shall have any rights or obligations under this Agreement or in connection with the syndication of the Commitments hereunder, other than in their capacities as "Lenders" hereunder.

      Section 12.  Other Provisions.

      12.01.  Notices.

            All notices, requests and other communications provided for herein and in the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Borrower, in the case of any Subsidiary Guarantor), or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

      12.02.  Waiver.

            No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      12.03.  Amendments, Etc.

            Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Lenders, or by the Borrower and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that:

            (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments,
      (ii) extend the date fixed for the payment of principal of or interest on any Loan or Reimbursement Obligation or any fee hereunder, (iii) reduce the amount of any such payment of principal or Reimbursement Obligation,
      (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types or Classes of Loans, (vi) alter the terms of this Section 12.03, (vii) modify the definition of the term "Majority Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) release any Subsidiary Guarantor from any of its guarantee obligations under Section 6, or (ix) waive any of the conditions precedent set forth in Section 7.02;

            (b) any modification or supplement of Section 11, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent; and

            (c) any modification or supplement of Section 6 shall require the consent of each Subsidiary Guarantor.

      12.04.  Expenses, Etc.

            The Borrower agrees to pay or reimburse each of the Lenders, the Administrative Agent and the Arrangers for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent, and the reasonable fees and expenses of Special Counsel, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated);
(b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.04; (c) all transfer, stamp, mortgage recording, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to Liens created pursuant to any mortgages at any time securing any obligations hereunder.

            The Borrower hereby agrees to indemnify the Administrative Agent, the Arrangers and each Lender and their respective directors, officers, employees, attorneys and agents (each, an "indemnified person") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent or the Arrangers to any Lender, whether or not the Administrative Agent, the Arrangers or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). In that connection, the Borrower will not be required to reimburse the indemnified persons for more than one counsel in any jurisdiction, except to the extent that a particular indemnified person may have defenses that are distinct, or in conflict with, the defenses of other indemnified persons.

            Without limiting the generality of the provisions of the foregoing paragraph, the Borrower will indemnify the Administrative Agent, the Arrangers and each Lender from, and hold the Administrative Agent, the Arrangers and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding paragraph (including any Lien filed against any Property covered by any mortgages in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrower or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Borrower and its Subsidiaries, at such site or facility.

      12.05.  Successors and Assigns.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      12.06.  Assignments and Participations.

            (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent and the Arrangers.

            (b) Each Lender may assign any of its Loans, its Notes and its Commitments and its Letter of Credit Interest (but only with the consent of the Administrative Agent, the Arrangers, the Issuing Lender and the Borrower, which consents shall not be unreasonably withheld or delayed); provided that

            (i) no such consent by the Borrower, the Administrative Agent or the Arrangers shall be required in the case of any assignment to another Lender;

            (ii) no such consent by the Borrower shall be required in the case of any assignment by the Arrangers in their capacity as "Lenders" hereunder on or prior to the date 90 days after the Amendment Effective Date;

            (iii) except to the extent the Borrower and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000; and

            (iv) each such assignment by a Lender of any Loans, Notes, Letter of Credit Interest or Commitments of any Class shall be made in such manner so that the same portion of its Loans, Notes, Letter of Credit Interest or Commitments of each other Class is assigned to the respective assignee.

Upon execution and delivery by the assignee to the Borrower, the Administrative Agent, the Arrangers and (if applicable) the Issuing Lender of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitments, Loans and Reimbursement obligations specified in such instrument, and upon consent thereto by the Borrower, the Administrative Agent, the Arrangers and the Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Borrower, the Administrative Agent, the Arrangers and the Issuing Lender, the obligations, rights and benefits of a Lender hereunder holding the Commitments, Loans and Reimbursement Obligations (or portions thereof) assigned to it (in addition to the Commitments, Loans and Reimbursement obligations, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitments (or portions thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $2,000.

            (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrower to any Lender under Section 5 in respect of Loans or Letter of Credit Interest held by it and its Commitments shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loans, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loans, Letter of Credit Interest Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's related commitment or extend the amount or date of any scheduled reduction of such Commitment pursuant to Section 2.04, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or Reimbursement Obligation or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal or Reimbursement Obligation or (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee.

            (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Borrower, the Administrative Agent, the Arrangers or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferrable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

            (e) A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12.

            (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Letter of Credit Interest held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

      12.07.  Survival.

            The obligations of the Borrower under Sections 5.01, 5.05, 5.06,
5.07 and 12.04, the obligations of each Subsidiary Guarantor under Section 6.03, and the obligations of the Lenders under Section 11.05, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

      12.08.  Counterparts.

            This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      12.09.  Governing Law; Submission to Jurisdiction.

            This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      12.10.  WAIVER OF JURY TRIAL.

            EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      12.11.  Captions.

            The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      12.12.  Confidentiality.

            Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement that is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Agent), or to auditors or accountants, (v) to the Agent or any other Lender, (vi) in connection with to which any one or more of the Lenders or the Agent is a party, or in connection with the rights or remedies hereunder or under any other (vii) to a subsidiary or affiliate of such Lender or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit D (or executes and delivers to such Lender an acknowledgment to the effect that it is bound by the provisions of this Section 12.12, which acknowledgment may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower.

            The obligations of each Lender under this Section 12.12 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit D shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          PREMIER PARKS INC.

                                          By: /s/ James F. Dannhauser
                                              ---------------------------
                                              Name:
                                              Title:

                                          Address for Notices:

                                          122 East 42nd Street, 49th Floor
                                          New York, New York 10168

                                          Attention:  James Dannhauser
                                          Telecopier No.: 212-949-6203
                                          Telephone No.: 212-599-4693

                                          with a copy to

                                          James M. Coughlin, Esq.
                                          Baer. Marks & Upham LLP
                                          805 Third Avenue
                                          New York, NY 10022

                                          Telecopier No.: 212-802-5941

                                          Telephone No.: 212-702-5819

                              SUBSIDIARY GUARANTORS

FUNTIME PARKS, INC.                    TIERCO MARYLAND INC.

By: /s/ James F. Dannhauser           By: /s/ James F. Dannhauser
    ---------------------------           ---------------------------
    Name:                                  Name:
    Title:                                 Title

TIERCO WATER PARK, INC.                FRONTIER CITY PROPERTIES, INC.

By: /s/ James F. Dannhauser           By: /s/ James F. Dannhauser
    ---------------------------           ---------------------------
    Name:                                  Name:
    Title:                                 Title

WYANDOT LAKE, INC.                     FUNTIME, INC.

By: /s/ James F. Dannhauser           By: /s/ James F. Dannhauser
    ---------------------------           ---------------------------
    Name:                                  Name:
    Title:                                 Title

DARIEN LAKE THEME PARK AND             FRONTIER CITY PARTNERS
  CAMPING RESORT, INC.                   LIMITED PARTNERSHIP

                                       By Frontier City Properties
                                            Inc., its general
                                            partner

By: /s/ James F. Dannhauser            By: /s/ James F. Dannhauser
    ---------------------------           ---------------------------
    Name:                                  Name:
    Title:                                 Title

D.L. HOLDINGS, INC.

By: /s/ James F. Dannhauser
    ---------------------------
    Name:
    Title:

                                  LENDERS

Facility A Commitment                  LEHMAN COMMERCIAL PAPER INC.
$11,739,130.44

Facility B Commitment                  By /s/ Dennis J. Dee
$33,260,869.56                            -----------------------------
                                       Name:  Dennis J. Dee
                                       Title: Authorized Signatory

                                          Lending Office for all Loans:

                                          Lehman Commercial Paper Inc.
                                          200 Vesey Street, 10th Floor
                                          New York, New York 10285

                                          Address for Notices:

                                          Lehman Commercial Paper Inc.
                                          200 Vesey Street, 10th Floor
                                          New York, New York 10285

                                          Attention: Michele Swanson

                                          Telecopier No. 212-528-0819
                                          Telephone No.  212-526-0330

Facility A Commitment                  THE BANK OF NEW YORK
$6,521,739.13

Facility B Commitment                  By /s/ Vincent L. Pacilio
$18,478,260.87                            ------------------------------
                                       Name:  Vincent L. Pacilio
                                       Title: Senior Vice President

                                          Lending Office for all Loans:

                                          The Bank of New York
                                          One Wall Street, 16th Floor
                                          New York, NY 10286

                                          Address for Notices:

                                          The Bank of New York
                                          One Wall Street, 10th Floor
                                          New York, NY 10286

                                          Attention: ______________

                                          Telecopier No. __________
                                          Telephone No. __________

Facility A Commitment                  FLEET BANK, N.A.
$5,217,391.30

Facility B Commitment                  By /s/ Eric S. Meyer
$14,782,608.70                            ------------------------------
                                       Name:  Eric S. Meyer
                                       Title: Vice President

                                          Lending Office for all Loans:

                                          Fleet Bank, N.A.
                                          175 Water Street, 28th Floor
                                          New York, New York 10038

                                          Address for Notices:

                                          Fleet Bank, N.A.
                                          175 Water Street, 28th Floor
                                          New York, New York 10038

                                          Attention: ________________

                                          Telecopier No. ____________
                                          Telephone No.  ____________

Facility A Commitment                  THE NIPPON CREDIT BANK, LTD.
$2,608,695.65

Facility B Commitment                  By /s/ Clifford Abramsky
$7,391,304.34                             -----------------------------
                                       Name:  Clifford Abramsky
                                       Title: Senior Manager

                                          Lending Office for all Loans:

                                          The Nippon Credit Bank, Ltd.
                                          245 Park Avenue
                                          New York, New York 10187

                                          Address for Notices:

                                          The Nippon Credit Bank, Ltd.
                                          245 Park Avenue, 30th floor
                                          New York, New York 10187

                                          Attention: ________________

                                          Telecopier No. ____________
                                          Telephone No.  ____________

Facility A Commitment                  BANQUE PARIBAS NEW YORK
$3,913,043.48

Facility B Commitment                  By /s/ Phillippe Vuarchex
$11,086,956.53                            -------------------------------
                                       Name:  Phillippe Vuarchex
                                       Title: Vice President

                                       By /s/ Errol R. Antzis
                                          -------------------------------
                                       Name:  Errol R. Antzis
                                       Title: Group Vice President

                                          Lending Office for all Loans:

                                          Banque Paribas New York
                                          787 Seventh Avenue
                                          New York, New York 10019

                                          Address for Notices:

                                          Banque Paribas New York
                                          787 Seventh Avenue
                                          New York, New York 10019

                                          Attention: Phillippe Varchex

                                          Telecopier No. 212-841-2369
                                          Telephone No.  212-841-2226

                                       THE BANK OF NEW YORK,
                                         as Administrative Agent

                                       By: /s/ [ILLEGIBLE]
                                          -------------------------------
                                       Title: Authorized Signatory

                                          Address for Notices to
                                          The Bank of New York
                                          as Administrative Agent:

                                          The Bank of New York
                                          One Wall Street, 10th Floor
                                          New York, New York 10286

                                          Attention: ________________

                                          Telecopier No. ____________
                                          Telephone No.  ____________

                                    EXHIBIT B

                  [Form of Revolving Credit Security Agreement]

            AMENDED AND RESTATED REVOLVING CREDIT SECURITY AGREEMENT

      AMENDED AND RESTATED REVOLVING CREDIT SECURITY AGREEMENT (as further amended, modified or supplemented from time to time, this "Agreement"), dated as of January __, 1997, by and among PREMIER PARKS INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or which shall hereafter become a "Subsidiary Guarantor" pursuant to Section 6.12 (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Securing Parties"); and THE BANK OF NEW YORK, as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

      The Borrower, the Subsidiary Guarantors, the lenders party thereto (the "Lenders") and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of January __, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing inter alia, for Loans and Letters of Credit (as such respective capitalized terms are defined therein) to be made by said lenders to, or issued for the account of, the Borrower in an aggregate principal or face amount not exceeding $115,000,000.

      To induce the Lenders to enter into the Credit Agreement, and to make Loans and to issue Letters of Credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securing Parties have agreed to pledge and grant a security interest in the Collateral (as herein defined) as security for the Secured Obligations (as herein defined).

      It is the intention of the parties to the Credit Agreement that the Credit Agreement constitute a successor agreement to the Existing Credit Agreement and that this Agreement constitute a successor agreement to the "Revolving Credit Security Agreement" under and as defined in the Existing Credit Agreement. Accordingly, the parties hereto agree as follows:

      Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

      "Accounts" shall have the meaning ascribed thereto in Section 3(d).

      "Collateral" shall have the meaning ascribed thereto in Section 3.

      "Collateral Account" shall have the meaning ascribed thereto in Section 4.01.

      "Equipment" shall have the meaning ascribed thereto in Section 3(h).

      "Equity Collateral" shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 and the proceeds of and to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

      "Instruments" shall have the meaning ascribed thereto in Section 3(e) .

      "Inventory" shall have the meaning ascribed thereto in Section 3(g).

      "Issuers" shall mean, collectively, (a) the respective corporations identified beneath the names of the Securing Parties on Annex 1 hereto under the caption "Issuer" and (b) any other entity that shall at any time be a Subsidiary of any of the Securing Parties.

      "Motor Vehicles" shall mean motor vehicles, tractor, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

      "Pledged Equity" shall have the meaning ascribed thereto in Section 3(a).

      "Secured Obligations" shall mean, collectively, (a) in the case of the Borrower, the principal of and interest on the Loans made by the Lenders to, and the Notes held by each lender of, the Borrower, the Reimbursement Obligations, and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under the Loan Documents in respect of the obligations of such Subsidiary Guarantor in respect of its Guarantee under
Section 6.01 of the Credit Agreement in respect of the Loans and (b) in the case of each Securing Party, all other obligations of such Securing Party to the Lenders and the Administrative Agent hereunder.

      "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by any Securing Party, including each Trademark identified in Annex 2 hereto, together with (a) all licenses or user or other agreements granted to any Securing Party with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements listed in Annex 2 hereto and (b) all causes of action, claims and warranties now or hereafter owned or acquired by any Securing Party in respect of any of the items listed above. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void, or unenforceable by reason of its being included as part of the Trademark Collateral.

      "Trademarks" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lives and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

      "Uniform Commercial Code", shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

      Section 2. Representations and Warranties. Each Securing Party represents and warrants to the Lenders and the Administrative Agent that:

      (a) Such Securing Party is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 9.06 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest will, upon perfection under the applicable provisions of the Uniform Commercial Code (but subject in any event to such Liens permitted under said Section 9.06 and, except as provided in the last paragraph of Section 3) constitute a first priority perfected pledge and security interest in and to all of such Collateral, to the extent such pledge and security interest can be perfected under the Uniform Commercial Code.

      (b) The Pledged Equity evidenced by the certificates identified under the name of such Securing Party in Annex 1 hereto is, and all other Pledged Equity in which such Securing Party shall hereafter grant a security interest pursuant to Section 3 will be (except as otherwise provided pursuant to Section 630 of the New York Business Corporation Law, in the case of any Issuer organized under the laws of the State of New York), duly authorized, validly issued, fully paid and nonassessable and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational document of the respective Issuer of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained herein or identified in Annex 1).

      (c) The Pledged Equity identified under the name of such Securing Party in Annex 1 constitutes all of the issued and outstanding shares of capital stock, partnership or other ownership interest of any class or character of the Issuers beneficially owned by such Securing Party on the date hereof (whether or not registered in the name of the such Securing Party) and Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Equity and (in the case of any corporate Issuer) the respective class and par value of the shares comprising such Pledged Equity and the respective number of shares (and registered owners thereof) represented by each such certificate.

      (d) Annex 2, sets forth a complete and correct list of all Trademarks owned by such Securing Party on the date hereof and all licenses and other user agreements included in the Trademark collateral on the date hereof.

      Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Securing Party hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Securing Party's right, title and interest in the following property, whether now owned by such Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

      (a) the shares of common and preferred stock of, or partnership or other ownership interest in, the Issuers represented by the certificates identified in Annex 1 under the name of such Securing Party (as the same shall be supplemented from time to time under a Guarantee Assumption Agreement executed pursuant to Section 6.12) and all other shares of capital stock, or partnership or other ownership interest, of whatever class or character of the Issuers, now or hereafter owned by such Securing Party, in each case together with the certificates evidencing the same (collectively, the "Pledged Equity");

      (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity;

      (c) without affecting the obligations of such Securing Party under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is such Securing Party itself) formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Equity Collateral");

      (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Securing Party constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Securing Party in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Securing Party under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment or other goods sold by such Securing Party and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

      (e) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Securing Party evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

      (f) all Trademark Collateral of such Securing Party and all other accounts or general intangibles of such Securing Party not constituting Trademark Collateral or Accounts;

      (g) all inventory (as defined in the Uniform Commercial Code) of such Securing Party including all goods obtained by such Securing Party in exchange for such inventory (herein collectively called "Inventory";

      (h) all equipment (as defined in the Uniform Commercial Code) and all accessions and improvements to all equipment of such Securing Party, including all motorized and mechanical rides, arcade games, play equipment, and other attractions, whether constituting personal property or fixtures under applicable law, and all Motor Vehicles (herein collectively called "Equipment");

      (i) each contract and other agreement of such Securing Party relating to the sale or other disposition of Inventory or Equipment; all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Securing Party covering, evidencing or representing Inventory or Equipment; and all rights, claims and benefits of such Securing Party against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Securing Party, including, without limitation, any such rights, claims or benefits against any Person storing or transporting Inventory or Equipment;

      (j)   the balance from time to time in the Collateral Account; and

      (k) all other tangible and intangible personal Property and fixtures of such Securing Party, including, without limitation, all proceeds, products and accessions of and to any of the Property of such Securing Party described in clauses (a) through (j) above in this Section 3 (including, without limitation, any proceeds of insurance thereon) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards computer runs and other papers and documents in the possession or under the control of such Securing Party or any computer bureau or service company from time to time acting for such Securing Party.

      Section 4. Cash Proceeds of Collateral.

      4.01. Collateral Account.

      (a) There is hereby established with the Administrative Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Administrative Agent into which there shall be deposited from time to time (i) the cash proceeds of any of the Collateral (including, without limitation, proceeds of Accounts to the extent provided in Section 4.03 hereof) required to be delivered to the Administrative Agent pursuant hereto or pursuant to the Credit Agreement and into which the Securing Parties may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders, and (ii) to the extent provided in Section 4.02, any cash proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Borrower or any of its Subsidiaries (whether received by the Administrative Agent or by the Borrower or any of its Subsidiaries). The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.

      (b) The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this paragraph (b)and Section 4.02. Unless an Event of Default shall have occurred and shall be continuing, the Administrative Agent shall (except as otherwise, provided in the last sentence of this paragraph (b)) remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Securing Parties as the Securing Parties through the Borrower shall from time to time instruct. At any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09. Deposits in the Collateral Account that constitute any proceeds of insurance, or other compensation in respect of Casualty Event affecting any Property of the Borrower or any of its Subsidiaries shall be subject to withdrawal only as provided in Section 4.02, and deposits in the Collateral Account representing the proceeds of a Disposition and being held in the Collateral Account pursuant to Section 2.10(d) of the Credit Agreement shall be subject to withdrawal only as provided in said Section 2.10(d).

      4.02. Proceeds of Casualty Events.

      (a) Promptly following the occurrence of any Casualty Event affecting the Property of the Borrower or any of its Subsidiaries resulting in Net Available Proceeds in excess of $100,000, the Borrower shall give prompt notice thereof to the Administrative Agent and shall cause the proceeds of insurance, condemnation award or other compensation received as a result of such Casualty Event to be paid to the Administrative Agent, for deposit into the Collateral Account, as additional collateral security for the payment of the Secured Obligations, it being understood that proceeds of insurance, condemnation award or other compensation in respect of any "Collateral" under any Equipment Security Agreement shall, until such time as the respective Facility A or Facility B Term Loans secured by such Equipment Security Agreement shall have been paid in full, be delivered to the Administrative Agent to be held by it pursuant to such Equipment Security Agreement. To the extent the Administrative Agent shall receive Net Available Proceeds of any such Casualty Event of $100,000 or less, the Administrative Agent will, so long as no Event of Default shall have occurred and be continuing, promptly remit such proceeds to the Borrower.

      (b) With respect to any proceeds that are required to be paid into the Collateral Account as provided above, the Borrower may, at its option (to be exercised by delivery of notice to the Administrative Agent within 180 days following receipt of the proceeds arising out of the respective Casualty Event), elect to apply the proceeds of insurance, condemnation award or other compensation received as a result of such Casualty Event either (i) to the replacement, restoration and repair of the Property affected by such Casualty Event (the "Damaged Property") or (ii) to the prepayment of the Facility B Loans and the reduction of the Facility B Loan Commitments in the manner and to the extent specified in Section 2.10(c) of the Credit Agreement (it being understood that, if at the time no such Loans or Commitments are outstanding, the Administrative Agent shall remit such proceeds to or upon the order of the Borrower). Failure of the Borrower to make such an election within 180 days after the receipt of the proceeds arising out of such Casualty Event shall constitute an election to so apply such proceeds to the prepayment of such Loans and the reduction of such Commitments as aforesaid (or, if no such Loans or Commitments are outstanding, an election to have the Administrative Agent remit such proceeds to or upon the order of the Borrower).

      (c) If the Borrower elects to so replace or restore and repair the Damaged Property, any such proceeds (and any earnings thereon) held in the Collateral Account shall be applied by the Borrower to the replacement or restoration and repair of the Damaged Property (or to reimburse the Borrower or respective Subsidiary for repairing or replacing such Property), and advanced to the Borrower by the Administrative Agent in periodic installments upon compliance by the Borrower with such reasonable conditions to disbursement as may be imposed by the Administrative Agent, including, but not limited to, reasonable retention amounts and receipt of lien releases.

      (d) Following the occurrence and the continuance of any Event of Default, the Administrative Agent shall have no obligation to release any of such proceeds to the Borrower for restoration or repair of Damaged Property. All insurance proceeds remaining after the payment for restoration and repair of Damaged Property pursuant to this Section 4.02 shall be applied to the prepayment of the Facility B Loans and the reduction of the Facility B Loan Commitments in the manner and to the extent specified in Section 2.10(c) of the Credit Agreement (it being understood that, if at the time no such Loans or Commitments are outstanding, the Administrative Agent shall remit such proceeds to or upon the order of the Borrower).

      4.03. Proceeds of Accounts. At any time after the occurrence and during the continuance of an Event of Default, each Securing Party shall, upon the request of the Administrative Agent, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) under arrangements, in form and substance satisfactory to the Administrative Agent pursuant to which such Securing Party shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account. All payments made to the Administrative Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Securing Party agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Securing Party shall, upon the request of the Administrative Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Securing Party for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Securing Party.

      4.04. Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Securing Party (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent, provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof.

      Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Securing Parties hereby agree with each Lender and the Administrative Agent as follows:

      5.01. Delivery and Other Perfection. Each Securing Party shall:

      (a) if any of the above-described shares, securities, moneys or property required to be pledged by such Securing Party under clauses (a), (b) and (c) of
Section 3 are received by such Securing Party, forthwith either (i) transfer and deliver to the Administrative Agent such shares or securities so received by such Securing Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent on behalf of the Lenders, pursuant to the terms of this Agreement and an agreement between the Lenders and the Administrative Agent, as part of the Collateral or (ii) take such other action as the Lender shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property referred to in said clauses (a), (b) and (c);

      (b) deliver and pledge to the Administrative Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided, that so long as no Default shall have occurred and be continuing, such Securing Party may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Securing Party through the Borrower, make appropriate arrangements for making any other Instrument pledged by such Securing Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Lender, against trust receipt or like document);

      (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

      (d) without limiting the obligations of such Obligor under Section 5.04(c), upon the acquisition after the date hereof by such Securing Party of any Equipment covered by a certificate of title or ownership, cause the Administrative Agent (to the extent requested by the Administrative Agent, or the Majority Lenders through the Administrative Agent) to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Administrative Agent;

      (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative

Agent may reasonably require in order to reflect the security interests granted by this Agreement;

      (f) subject to Section 12.12 of the Credit Agreement, permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Securing Party's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Securing Party with respect to the Collateral, all in such manner as the Administrative Agent may require;

      (g) upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent, promptly notify (and such Securing Party hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent.

      5.02. Other Financing Statements and Liens. Except as otherwise permitted under Section 9.06 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), no Securing Party shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

      5.03.Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

      5.04. Special Provisions Relating to Certain Collateral.

      (a)   Equity Collateral.

            (1) The Securing Parties will cause the Equity Collateral to constitute at all times 100% of the total number of shares of each class of common and preferred stock of, or partnership or other ownership interest in, each Issuer.

            (2) So long as no Event of Default shall have occurred and be continuing, the Securing Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Securing Parties jointly and severally agree that they will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Securing Parties or cause to be executed and delivered to the Securing Parties all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Securing Parties may reasonably request for the purpose of enabling the Securing Parties to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(2).

      (3) Unless and until an Event of Default has occurred and is continuing, the Securing Parties shall be entitled to receive and retain any dividends on the Equity Collateral paid in cash out of earned surplus.

      (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Equity Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Equity Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Securing Parties jointly and severally agree to execute and deliver to the Administrative Agent 'appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Securing Parties (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Securing Parties.

      (b) Trademark Collateral. For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 5.05 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Securing Party hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Securing Party) to use, assign, license or sublicense any of the Trademark Collateral now owned or hereafter acquired by such Securing Party, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

      Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 9.05 of the Credit Agreement that limit the right of the Securing Parties to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Securing Parties will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Trademark Collateral in the ordinary course of the business of the Securing Parties. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Administrative Agent shall from time to time, upon the request of the respective Securing Party through the Borrower, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Securing Party through the Borrower shall have certified are appropriate (in their judgment) to allow them to take any action permitted above (including relinquishment of the license provided above as to any specific Trademark Collateral). Further, upon the payment in full of all of the Secured Obligations, and cancellation or termination of the Commitments and all Letters of Credit, or earlier expiration of this Agreement or release of the Collateral, the Administrative Agent shall grant back to the Securing Parties the license granted above. The exercise of rights and remedies under Section 5.05 by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Securing Parties in accordance with the first sentence of this paragraph.

      (c)   Motor Vehicles.

            (1) Each Securing Party shall from time to time deliver to the Administrative Agent originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Administrative Agent listed as lienholder and take such other action as the Administrative Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.

            (2) Without limiting the generality of the foregoing clause (1), within 120 days of the acquisition after the date hereof by any Securing Party of any Motor Vehicle, such Securing Party shall deliver to the Administrative Agent (to the extent requested by the Administrative Agent, or the Majority Lenders through the Administrative Agent) originals of the certificates of title or ownership for such Motor Vehicles, together with the manufacturer's statement of origin with the Administrative Agent listed as lienholder.

            (3) Without limiting Section 5.10 hereof, each Securing Party hereby appoints the Administrative Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of such Securing Party title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by such Securing Party to be retitled and the Administrative Agent listed as lienholder thereon, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Securing Party as the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, the purpose of creating in favor of the Administrative Agent a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Administrative Agent under Section 5.05 hereof). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

      5.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

      (a) each Securing Party shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and such Securing Party, designated in its request;

      (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

      (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Securing Party agrees to take all such action as may be appropriate to give effect to such right);

      (d) the Administrative Agent in its discretion may, in its name or in the name of the Securing Parties or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

      (e) the Administrative Agent may, upon ten business days' prior written notice to the Securing Parties of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Securing Parties, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Administrative Agent in Section 5.04(b), shall be applied in accordance with
Section 5.09.

      The Securing Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

      5.06. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Securing Parties shall remain liable for any deficiency.

      5.07. Removals, Etc. Without at least ten Business Days' prior written notice to the Administrative Agent, no Securing Party shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address indicated beneath the signature of the Borrower to the Credit Agreement or at one of the locations identified in Annex 3 hereto under its name or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

      5.08. Private Sale. The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Securing Party hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

      5.09. Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 or this Section 5, shall be applied by the Administrative Agent:

      First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

      Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

      Finally, to the payment to the respective Securing Party, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

      As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Securing Parties or any issuer of or obligor on any of the Collateral.

      5.10. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Securing Party for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

      5.11. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Securing Party shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Section 3 of this Agreement, (ii) cause the Administrative Agent (to the extent requested by the Administrative Agent or the Majority Lenders through the Administrative Agent) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by such Security Party and (iii) deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

      5.12. Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letters of Credit shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Securing Party and to be released and canceled all licenses and rights referred to in Section 5.04(b). The Administrative Agent shall also execute and deliver to the respective Securing Party upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Securing Party to effect the termination and release of the Liens on the Collateral.

      5.13. Further Assurances. Each Securing Party agrees that, from time to time upon the written request of the Administrative Agent, such Securing Party will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

      Section 6. Miscellaneous.

      6.01. No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

      6.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 12.01.

      6.03. Expenses. The Securing Parties jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Securing Parties in respect of the Collateral that the Securing Parties have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

      6.04. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Securing Party and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Securing Party.

      6.05. Waivers, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Securing Party and the Administrative Agent. Any such amendment or waiver shall be binding upon the Administrative Agent, each holder of any of the Secured Obligations and each Securing Party.

      6.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Securing Party, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that no Securing Party shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

      6.07. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      6.08. Counterparts. This Agreement may be executed in any number of counterparts; all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      6.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

      6.10. Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

      6.11. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any Jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      6.12. Additional Securing Parties. As contemplated by Section 9.15(a) of the Credit Agreement, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary after the Closing Date (or in the event that any Inactive Subsidiary shall cease to be an Inactive Subsidiary), the Borrower will cause such Subsidiary to execute and deliver to the Administrative Agent a Guarantee Assumption Agreement in the form of Exhibit C to the Credit Agreement (and, thereby, to become a party to the Credit Agreement, as a "Guarantor" thereunder, and a party to this Agreement, as a "Securing Party" hereunder, and to pledge and grant a security interest in all of its right, title and interest in the Collateral to the Administrative Agent for the benefit of the Lenders). Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such new Subsidiary (or formerly Inactive Subsidiary), such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Securing Party" under and for all purposes of this Agreement, and Annexes 1, 2 and 3 hereto shall be deemed to be supplemented in the manner specified in said Guarantee Assumption Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Security Agreement to be duly executed and delivered as of the day and year first above written.

                                          PREMIER PARKS INC.

                                          By:_______________________
                                             Name:
                                             Title:

                             SUBSIDIARY GUARANTORS:


FUNTIME PARKS, INC.                 TIERCO MARYLAND INC.
By:_________________________        By:_______________________
   Name:                               Name:
   Title:                              Title:

TIERCO WATER PARK, INC.             FRONTIER CITY PROPERTIES, INC.

By:_________________________        By:_______________________
   Name:                               Name:
   Title:                              Title:

WYANDOT LAKE, INC.                  FUNTIME, INC.

By:_________________________        By:_______________________
   Name:                               Name:
   Title:                              Title:

DARIEN LAKE THEME PARK AND          FRONTIER CITY PARTNERS,
 CAMPING RESORT, INC.                LIMITED PARTNERSHIP

                                    By Frontier City Properties,
                                     Inc., its general partner

By:_________________________        By:_______________________
   Name:                               Name:
   Title:                              Title:

                                    D.L. HOLDINGS, INC.

                                    By:_________________________
                                       Name:
                                       Title:

                                    THE BANK OF NEW YORK,
                                    as Administrative Agent

                                    By:_________________________
                                       Name:
                                       Title: